Exhibit 2.1


================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                     Among


                   EAGLE HOSPITALITY PROPERTIES TRUST, INC.,


                       EHP OPERATING PARTNERSHIP, L.P.,


                            AP AIMCAP HOLDINGS LLC


                                      and

                             AP AIMCAP CORPORATION


                          Dated as of April 27, 2007




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                                                 TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I DEFINITIONS.............................................................................................2
         Section 1.01               Definitions...................................................................2
         Section 1.02               Interpretation and Rules of Construction.....................................10

ARTICLE II THE MERGER............................................................................................11
         Section 2.01               General......................................................................11
         Section 2.02               Charter and Bylaws...........................................................11
         Section 2.03               Effective Time...............................................................11
         Section 2.04               Closing......................................................................11
         Section 2.05               Directors and Officers of the Surviving Entity; General Partner..............11

ARTICLE III EFFECTS OF THE MERGER................................................................................12
         Section 3.01               Effects on Shares............................................................12
         Section 3.02               Effect on Units of Partnership Interest of the Operating Partnership.........13
         Section 3.03               Paying Agent.................................................................14
         Section 3.04               Withholding Rights...........................................................17
         Section 3.05               Further Actions..............................................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP...........................17
         Section 4.01               Organization and Qualification; Subsidiaries; Authority......................17
         Section 4.02               Organizational Documents.....................................................18
         Section 4.03               Capitalization...............................................................18
         Section 4.04               Authority Relative to this Agreement; Validity and Effect of
                                    Agreements...................................................................20
         Section 4.05               No Conflict; Required Filings and Consents...................................20
         Section 4.06               Permits; Compliance with Laws................................................21
         Section 4.07               SEC Filings; Financial Statements............................................22
         Section 4.08               No Unknown Liabilities.......................................................23
         Section 4.09               Absence of Certain Changes or Events.........................................23
         Section 4.10               Absence of Litigation........................................................23
         Section 4.11               Employee Benefit Plans.......................................................24
         Section 4.12               Labor Matters................................................................25
         Section 4.13               Information Supplied.........................................................26
         Section 4.14               Property and Leases..........................................................26
         Section 4.15               Personal Property............................................................28
         Section 4.16               Intellectual Property........................................................28
         Section 4.17               Taxes........................................................................28
         Section 4.18               Environmental Matters........................................................31




                                                 I
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         Section 4.19               Material Contracts...........................................................31
         Section 4.20               Brokers......................................................................33
         Section 4.21               Opinion of Financial Advisor.................................................33
         Section 4.22               Insurance....................................................................33
         Section 4.23               Special Committee Recommendation; Company Board Recommendation...............34
         Section 4.24               Related Party Transactions...................................................34
         Section 4.25               State Takeover Statutes......................................................34
         Section 4.26               Outstanding Indebtedness.....................................................34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................34
         Section 5.01               Corporate Organization.......................................................35
         Section 5.02               Ownership of Merger Sub; No Prior Activities.................................35
         Section 5.03               Power and Authority..........................................................35
         Section 5.04               No Conflict; Required Filings and Consents...................................36
         Section 5.05               Information Supplied.........................................................37
         Section 5.06               Absence of Litigation........................................................37
         Section 5.07               Financing....................................................................37
         Section 5.08               Solvency; Surviving Corporation After the Merger.............................37
         Section 5.09               Guaranty.....................................................................38
         Section 5.10               No Ownership of Equity Interest..............................................38
         Section 5.11               Other Agreements or Understandings...........................................38
         Section 5.12               Brokers......................................................................38
         Section 5.13               No Other Representations and Warranties......................................38

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER................................................................39
         Section 6.01               Conduct of Business by the Company Pending the Merger........................39
         Section 6.02               Conduct of Business by Parent Pending the Merger.............................43

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................44
         Section 7.01               Proxy Statement; Other Filings...............................................44
         Section 7.02               Company Stockholders' Meeting................................................44
         Section 7.03               Access to Information; Confidentiality.......................................45
         Section 7.04               No Solicitation of Transactions..............................................46
         Section 7.05               Employee Benefits Matters....................................................48
         Section 7.06               Directors' and Officers' Indemnification and Insurance.......................49
         Section 7.07               Further Action; Reasonable Best Efforts......................................52
         Section 7.08               Transfer Taxes...............................................................53
         Section 7.09               Public Announcements.........................................................53
         Section 7.10               Financing....................................................................53
         Section 7.11               Stockholder and Limited Partner Litigation...................................54
         Section 7.12               Fees and Expenses............................................................55
         Section 7.13               State Takeover Laws..........................................................55
         Section 7.14               Notification of Certain Matters..............................................55
         Section 7.15               Resignations.................................................................55
         Section 7.16               Puerto Rico Casino...........................................................55




                                                 II
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ARTICLE VIII CONDITIONS TO THE MERGER............................................................................56
         Section 8.01               Conditions to the Obligations of Each Party..................................56
         Section 8.02               Conditions to the Obligations of Parent and Merger Sub.......................56
         Section 8.03               Conditions to the Obligations of the Company.................................57

ARTICLE IX TERMINATION AND WAIVER................................................................................57
         Section 9.01               Termination..................................................................57
         Section 9.02               Effect of Termination........................................................59
         Section 9.03               Fees and Expenses............................................................59
         Section 9.04               Waiver.......................................................................62
         Section 9.05               Payment by Parent............................................................62

ARTICLE X GENERAL PROVISIONS.....................................................................................63
         Section 10.01              Non-Survival of Representations and Warranties...............................63
         Section 10.02              Non-Survival of Certain Covenants............................................63
         Section 10.03              Notices......................................................................63
         Section 10.04              Severability.................................................................66
         Section 10.05              Amendment....................................................................66
         Section 10.06              Entire Agreement; Assignment.................................................66
         Section 10.07              Enforcement of Agreement.....................................................67
         Section 10.08              Parties in Interest..........................................................68
         Section 10.09              Governing Law; Forum.........................................................68
         Section 10.10              Headings.....................................................................68
         Section 10.11              Counterparts.................................................................68
         Section 10.12              WAIVER OF JURY TRIAL.........................................................68



Exhibit A         Form of Merger Sub Charter
Exhibit B         Articles  Supplementary  Establishing  and Fixing the Rights and  Preferences  of 8.25%  Series A
                  Cumulative Redeemable Preferred Shares of the Surviving Entity

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                                                 iii

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2007 (this "Agreement"), is made and entered into by and among Eagle Hospitality Properties Trust, Inc., a Maryland corporation (the "Company"), EHP Operating Partnership, L.P., a Maryland limited partnership (the "Operating Partnership" and, together with the Company, the "Company Parties"), AP AIMCAP Holdings LLC, a Maryland limited liability company ("Parent"), and AP AIMCAP Corporation, a Maryland corporation and a wholly owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Parties").

         WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into Merger Sub (the "Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL");

         WHEREAS, the Special Committee of independent directors of the Company (the "Special Committee") has (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (the "Contemplated Transactions") are advisable and in the best interests of the Company and its stockholders and (b) recommended the approval of this Agreement, the Merger and the Contemplated Transactions by the board of directors of the Company (the "Company Board");

         WHEREAS, the Company Board, based on the unanimous recommendation of the Special Committee, has (a) determined that this Agreement, the Merger and the Contemplated Transactions are advisable and in the best interests of the Company and its stockholders, (b) approved this Agreement, the Merger and the Contemplated Transactions, (c) directed that this Agreement, the Merger and the Contemplated Transactions be submitted for consideration at the Company Stockholders' Meeting and (d) recommended the approval of this Agreement, the Merger and the Contemplated Transactions by the Company's stockholders;

         WHEREAS, the Company, as the sole general partner of the Operating Partnership, has approved this Agreement and deemed it advisable and in the best interests of the Operating Partnership to enter into this Agreement and to consummate the Merger and the Contemplated Transactions;

         WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Merger and the Contemplated Transactions and declared that this Agreement, the Merger and the Contemplated Transactions are advisable and in the best interests of Merger Sub and its stockholders;

         WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the Merger;

         WHEREAS, pursuant to the terms of the Operating Partnership Agreement, upon the terms and subject to the conditions set forth in this Agreement, each Existing Unit Holder will have the opportunity to elect to receive, for each Existing Unit, the Electing Unit Consideration, as described in Section 3.02;




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         WHEREAS, concurrently with the execution of this Agreement, Parent has delivered to the Company a full and unconditional guaranty (the "Guaranty") of the obligations arising under this Agreement of the Parent Parties executed by Apollo Real Estate Investment Fund V, L.P. (the "Guarantor");

         WHEREAS, upon the terms and subject to the conditions set forth herein, at the Closing, Merger Sub and the Company shall execute Articles of Merger (the "Articles of Merger") and shall file such Articles of Merger in accordance with the MGCL to effectuate the Merger;

         WHEREAS, the parties hereto intend that for U.S. federal and state income Tax purposes, the Merger will be treated as a taxable sale by the Company of all of the Company's assets to Parent in exchange for the Common Share Cash Merger Consideration and Preferred Shares Merger Consideration and the assumption of the Company Liabilities, followed by liquidating distributions of (i) Common Share Cash Merger Consideration and accrued dividend on Common Shares to the holders of Company Common Shares and (ii) Preferred Shares Merger Consideration to the holders of Company Series A Preferred Shares pursuant to Sections 331 and 562 of the Code; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to such transactions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               Section 1.01 .Definitions.

                    (a) For purposes of this Agreement:

         "Acquisition Proposal" means any proposal, offer, inquiry or indication of interest from or by any Person other than Parent and Merger Sub contemplating or otherwise relating to or involving (i) any direct or indirect
(A) sale, lease, exchange, transfer, acquisition or disposition of more than 20% of the assets of the Company and its Subsidiaries, taken as a whole, (B) acquisition or purchase of more than 20% of the shares of capital stock, partnership interests or other equity securities of the Company and its Subsidiaries, taken as a whole or (C) acquisition or disposition of a business or businesses that constitute 20% or more of the cash flow, net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning 20% or more of the outstanding equity securities of the Company; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the Merger, pursuant to which the stockholders of the Company prior to consummation of such transaction would hold less than 80% of the outstanding shares or equity interests of the surviving or

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resulting Person or parent thereof; (iv) any similar transaction or business combination involving the Company or any of its businesses, shares of stock, partnership interests, other equity interests or assets; or (v) any combination of any of the foregoing.

         "Action" means any claim, action, suit, proceeding, arbitration, mediation, inquiry or other investigation.

         "Affiliate" or "affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in The City of New York.

         "Certificate" means any certificate representing Company Common
Shares.

         "Company Bylaws" means the Bylaws of the Company as in effect on the date hereof.

         "Company Charter" means the Articles of Amendment and Restatement of the Company as amended and supplemented and in effect on the date hereof, including, as in effect on the date hereof, the Articles Supplementary of the 8.25% Series A Cumulative Redeemable Preferred Shares.

         "Company Common Shares" means shares of common stock, par value $0.01 per share, of the Company.

         "Company Material Adverse Effect": An event, change, effect, circumstance or development will be deemed to have a "Company Material Adverse Effect" if such event, change, effect, circumstance, development or other matter (a) has had, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, on the business, condition (financial or otherwise), capitalization, assets, liabilities, operations or financial performance of the Company and its Subsidiaries, taken as a whole, excluding any effects arising out of or resulting from (i) any change in the market price or trading volume of the Company Common Shares or the Company Series A Preferred Shares, (ii) the announcement of the execution of this Agreement or the performance of obligations under this Agreement or (iii) any adverse change following the date of this Agreement in the securities, financial, credit or real estate markets, or other change following the date of this Agreement in general economic or business conditions, or an outbreak or escalation of hostilities, a national emergency or war, or the occurrence of any act of terrorism, or other changes (including changes in Law and GAAP) in the conditions in the hotel, lodging and hospitality industry, or earthquakes, hurricanes or other natural disasters or acts of God, in each case in this part (iii), except if the Company and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby, (b) has had, or would reasonably be expected to have, a material adverse effect on the ability of the Company Parties to timely consummate the Contemplated Transactions or to timely perform any of their respective obligations under this Agreement, or (c) has prevented or materially delayed, or would

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reasonably be expected to prevent or materially delay, the consummation of the
Contemplated Transactions.

         "Company Termination Fee" shall be an amount equal to $12,750,000.

         "Company Triggering Event" means (i) a Recommendation Withdrawal;
(ii) the failure of the Company to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Company Board and the Special Committee has determined and believes that this Agreement, the Merger and the Contemplated Transactions are in the best interests of the Company's stockholders; (iii) the approval, endorsement or recommendation of the Company Board and the Special Committee of, or the public announcement of its intent to approve, endorse or recommend, any Acquisition Proposal; (iv) the entry into a Contract (other than a confidentiality agreement entered into in compliance with Section 7.04(a)) by any of the Company Parties relating to an Acquisition Proposal, or the public announcement of its intent to do so;
(v) the failure of the Company to comply with Section 7.04(a); or (vi) a tender or exchange offer relating to securities of any of the Company Parties shall have been commenced by someone other than Parent or its Affiliates and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer.

         "Contract" means any written or oral agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature other than the Plans, including, in each case, any amendments, supplements or modifications thereto.

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

         "Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement, which disclosure schedule is arranged in paragraphs corresponding to the sections contained in Article IV of this Agreement, provided, however, that the disclosure of any fact or item in any section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent from the nature of such disclosure. Nothing in the Disclosure
Schedule is intended to broaden the scope of any representation or warranty of the Company made herein.

         "Environmental Laws" means all applicable Legal Requirements relating to pollution or protection of human health (as such matters relate to Hazardous Substances) or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

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         "Governmental Authority" means any United States, foreign, territorial, provincial, state, commonwealth, municipal, tribal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

         "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each has been amended from time to time, and all regulations thereunder in effect prior to the date hereof: the Resource Conservation and Recovery Act, CERCLA, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos, and radon; and (iv) chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances and radioactive materials regulated by any Governmental Authority.

         "Intellectual Property" means United States and international (i) patents, patent applications and invention registrations of any type, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

         "Knowledge of the Company" means the actual knowledge of J. William Blackham and Raymond D. Martz after such inquiry as is reasonable under the circumstances.

         "Law" means any United States, foreign, territorial, commonwealth, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

         "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, executive order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE or any other stock exchange, if applicable).

         "Liens" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind (other than licenses of Intellectual Property or similar agreements relating to Intellectual Property which are not intended to secure an obligation) in respect to such asset.

         "Nomination Rights Agreement" means that certain Nomination Rights Agreement, dated as of October 6, 2004, by and among the Company and Corporex Companies, LLC.

         "Operating Partnership Agreement" means that certain Agreement of Limited Partnership of the Operating Partnership, dated as of October 6, 2004, by and among the Company and the limited partners listed on Exhibit A thereto, and that certain Amendment to Agreement of Limited Partnership of the Operating Partnership, dated as of June 13, 2005.

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         "Ownership Limitation" has the meaning set forth in the Company
Charter, as amended from time to time, as in effect on the date hereof.

         "Parent Material Adverse Effect" means any event, circumstance, change or effect that would be expected to prevent, hinder or materially delay Parent or Merger Sub from consummating the Merger or the Contemplated Transactions or otherwise prevent it from performing its obligations under this Agreement.

         "Permitted Liens" means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith by appropriate proceedings in respect thereof during which collection or enforcement is stayed and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) inchoate mechanics' and materialmen's Liens for construction in progress; (iii) inchoate workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or any Subsidiary of the Company; (iv) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction with respect thereto or otherwise are typical for the applicable property type and locality and that, individually or in the aggregate, do not interfere materially, or would not reasonably be expected to interfere materially, with the current use and operation of such property (assuming its continued use in the manner in which it is currently used); (v) with respect to real property, Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Disclosure Schedule), the Company Leases and any other Lien that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (vi) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business and that, individually or in the aggregate, do not interfere materially, or would not reasonably be expected to interfere materially, with the current use and operation of such property (assuming its continued use in the manner in which it is currently used); and/or (vii) other Liens being contested in good faith in the ordinary course of business and for which there are adequate reserves on the financial statements of the Company.

         "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government, or political subdivision, agency or instrumentality of a government.

         "Representatives" means, with respect to any Person, the equity holders, partners, employees, consultants, officers, directors, agents, attorneys accountants, advisors, debt and equity financing sources and representatives of such Person.

         "Reverse Termination Fee" shall be an amount equal to $12,750,000.

         "Scheduled Indebtedness" means (without duplication), at any time and with respect to the Company, (a) indebtedness of the Company for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables, accruals or bank drafts arising in the

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ordinary course of business); (b) indebtedness of others in the amount which the Company has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which the Company is liable as a partner of such other party; (c) indebtedness of others in the amount secured by a Lien on assets of the Company, whether or not the Company shall have assumed such indebtedness; and (d) obligations of the Company in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of the Company (other than trade payables or bank drafts arising in the ordinary course).

         "Subsidiary" of the Company, Parent or any other Person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party's subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.

         "Superior Proposal" means any Acquisition Proposal (except that references to 20% within the definition of "Acquisition Proposal" shall be replaced by "50%") made by a third party on terms that the Company Board (acting through the Special Committee) determines, in its good faith judgment, after consulting with its or the Special Committee's, as applicable, financial advisors and outside legal counsel, taking into account, among other things, all of the terms, conditions and circumstances of the Acquisition Proposal, to be more favorable to the Company's stockholders from a financial point of view than the terms of the Merger and the Contemplated Transactions (after giving effect to any modification to this Agreement proposed by the Parent Parties) and to be reasonably capable of being consummated.

         "Superior Proposal Notice" means at least three (3) Business Days written notice from the Company to Parent that the Company or its Special Committee is in receipt of an unsolicited Superior Proposal and is prepared to approve, authorize or recommend such Superior Proposal or the applicable amendment to a Superior Proposal, specifying the material terms and conditions of such Superior Proposal or amendment thereto (and a copy thereof, if available) and identifying the third party making such Superior Proposal or amendment thereto.

         "Taxes" means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

(b) the following terms have the meaning set forth in the sections set forth below:
                                                                   Location
Defined Terms                                                    of Definition
---------------------------------------------------------     ------------------

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2006 Balance Sheet.....................................             Section 4.08
2007 Budget............................................          Section 6.01(k)
Acquisition Agreement..................................          Section 7.04(c)
Additional Company Common Share Merger Consideration...          Section 3.01(c)
Agreement..............................................                 Preamble
Articles of Merger.....................................                 Recitals
Blue Sky Laws..........................................          Section 4.05(b)
Capital Expenditures...................................          Section 6.01(k)
CERCLA.................................................          Section 4.18(c)
Claim..................................................          Section 7.06(a)
Closing................................................             Section 2.04
Closing Date...........................................             Section 2.04
Code...................................................          Section 4.11(b)
Commitment Letters.....................................             Section 5.07
Commitments............................................             Section 5.07
Company................................................                 Preamble
Company Board..........................................                 Recitals
Company Board Recommendation...........................             Section 4.23
Company Common Share Cash Merger Consideration.........          Section 3.01(c)
Company Common Share Merger Consideration..............          Section 3.01(c)
Company Employees......................................          Section 7.05(b)
Company Expenses.......................................          Section 9.03(e)
Company Intellectual Property..........................             Section 4.16
Company Leases.........................................          Section 4.14(f)
Company Parties........................................                 Preamble
Company Properties.....................................          Section 4.14(a)
Company Property.......................................          Section 4.14(a)
Company Representatives................................          Section 7.04(a)
Company Series A Preferred Shares......................          Section 3.01(d)
Company Stockholder Approval...........................             Section 7.02
Company Stockholders' Meeting..........................             Section 7.02
Confidentiality Agreement..............................          Section 7.03(b)
Contemplated Transactions..............................                 Recitals
Continuing Employees...................................          Section 7.05(b)
Effective Time.........................................             Section 2.03
Electing Unit..........................................          Section 3.03(d)
Electing Unit Consideration............................          Section 3.02(a)
Electing Unit Holder...................................          Section 3.02(a)
Election Form..........................................          Section 3.02(b)
Encumbrances...........................................          Section 4.14(a)
Environmental Permits..................................          Section 4.18(a)
ERISA..................................................          Section 4.11(a)
Exchange Act...........................................          Section 4.05(b)
Executive Officers.....................................          Section 7.05(a)
Existing Unit Holder...................................          Section 3.02(a)
Existing Units.........................................          Section 3.02(a)

Expenses...............................................          Section 7.06(a)
Financing..............................................             Section 5.07
GAAP...................................................          Section 4.07(b)
Governmental Order.....................................          Section 9.01(c)
Ground Lease...........................................          Section 4.14(d)
Ground Leases..........................................          Section 4.14(d)
Guaranty...............................................                 Recitals
Guarantor..............................................                 Recitals
HSR Act................................................          Section 4.05(b)
Incentive Plan.........................................          Section 3.01(c)
Indemnified Parties....................................          Section 7.06(a)
Insurance Amount.......................................          Section 7.06(d)
IRS....................................................          Section 4.11(a)
Material Contract......................................             Section 4.19
Merger.................................................                 Recitals
Merger Sub.............................................                 Preamble
MGCL...................................................                 Recitals
Net Parent Expenses....................................          Section 9.03(e)
NYSE...................................................          Section 4.05(b)
Operating Partnership..................................                 Preamble
Operating Partnership Offer............................          Section 3.02(a)
Other Filings..........................................             Section 4.13
Outside Date...........................................          Section 9.01(b)
Parent.................................................                 Preamble
Parent Consent Addressees..............................            Section 10.03
Parent Expenses........................................       Section 9.03(a)(i)
Parent Parties.........................................                 Preamble
Parent Plan............................................          Section 7.05(b)
Paying Agent...........................................          Section 3.03(a)
Payment Fund...........................................          Section 3.03(a)
Permits................................................          Section 4.06(a)
Plans..................................................          Section 4.11(a)
Preferred Share Merger Consideration...................          Section 3.01(d)
Property Restrictions..................................          Section 4.14(a)
Proxy Statement........................................          Section 4.05(b)
Recommendation Withdrawal..............................             Section 7.02
REIT...................................................          Section 4.17(b)
Remaining Unit Holder..................................          Section 3.02(a)
Required Vote..........................................          Section 4.04(a)
Restricted Share.......................................          Section 3.01(c)
SDAT...................................................             Section 2.03
SEC....................................................          Section 4.05(b)
SEC Reports............................................          Section 4.07(a)
Section 16.............................................          Section 7.05(b)
Securities Act.........................................          Section 4.05(b)
Series A Preferred Partnership Units...................          Section 3.02(a)

Special Committee......................................                 Recitals
Surviving Entity.......................................             Section 2.01
Surviving Entity Charter and Bylaws....................             Section 2.02
Surviving Entity Series A Preferred Shares.............          Section 3.01(d)
Tax Protection Agreements..............................          Section 4.17(n)
Tax Returns............................................          Section 4.17(a)
Termination Date.......................................             Section 9.01
Third Party............................................          Section 4.14(e)
Transfer Taxes.........................................             Section 7.08


               Section 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                    (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

                    (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                    (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                    (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                    (e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of a statute, include any rules and regulations promulgated under the statute) and references to any section of any statute, rule or regulation include any successor to the section;

                    (f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                    (g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                    (h) references to a person are also to its successors and permitted assigns; and

                    (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                  ARTICLE II

                                  THE MERGER

               Section 2.01 General. Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Effective Time, Merger Sub and the Company shall consummate the Merger pursuant to which (i) the Company shall be merged with and into the Merger Sub and the separate existence of the Company shall thereupon cease and (ii) Merger Sub shall be the surviving entity in the Merger (the "Surviving Entity"). The Merger shall have the effects specified in Section 3-114 of the MGCL.

               Section 2.02 Charter and Bylaws. Merger Sub's Charter in the form attached as Exhibit A hereto and Merger Sub's bylaws as in effect immediately prior to the Effective Time, shall be the charter and bylaws, respectively, of the Surviving Entity until thereafter amended in accordance with the provisions thereof and as provided by applicable Law (the "Surviving Entity Charter and Bylaws").

               Section 2.03 Effective Time. At the Closing, Merger Sub and the Company shall duly execute and file the Articles of Merger in accordance with the MGCL. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland ("SDAT") or such later time as the parties hereto shall have agreed upon and designated in the Articles of Merger, but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the "Effective Time").

               Section 2.04 Closing. The closing of the Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the second Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, NY 10022, or at such other place as agreed to by the parties hereto.

               Section 2.05 Directors and Officers of the Surviving Entity; General Partner.

                    (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity, subject to any rights under the Nomination Rights Agreement, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity, in each case to hold office until their successors are elected and qualified.

                    (b) The general partner of the Operating Partnership immediately after the Effective Time shall be the Surviving Entity, and the limited partners of the Operating Partnership immediately after the Effective Time shall be those Existing Unit Holders that elect not to accept the Operating Partnership Offer or did not timely submit an Election Form to the Company.

                                 ARTICLE III

                             EFFECTS OF THE MERGER

               Section 3.01 Effects on Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any of their respective stockholders:

                    (a) Each common share of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger.

                    (b) Each Company Common Share that is owned by any Subsidiary or by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

                    (c) Each Company Common Share issued and outstanding immediately prior to the Effective Time (including each restricted share (a "Restricted Share") granted under the Company's 2004 Long-Term Incentive Plan (the "Incentive Plan") or otherwise, but other than shares to be canceled in accordance with Section 3.01(b)) shall automatically be converted into, and canceled in exchange for, the right to receive an amount equal to the sum of
(i) $13.35 (the "Company Common Share Cash Merger Consideration"), and (ii) to the extent the Company's regular dividend with respect to the fiscal quarter in which the Effective Time occurs has not previously been declared and paid, an amount in cash equal to $0.175 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the last fiscal quarter for which full quarterly dividends on the Company Common Shares have been declared and paid and the Effective Time (including the date on which the Effective Time occurs) by (y) the total number of days in the fiscal quarter during which the Effective Time occurs, without interest (the "Additional Company Common Share Merger Consideration" and, together with the Company Common Share Cash Merger Consideration, the "Company Common Share Merger Consideration").

                    (d) Each share of the Company's 8.25% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the "Company Series A Preferred Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Entity's 8.25% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share having the rights and preferences set forth in Exhibit B hereto (the "Surviving Entity Series A Preferred Shares" and the consideration issued in exchange for the Company Series A Preferred Shares, the "Preferred Share Merger Consideration").

                    (e) By virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Restricted Shares granted pursuant to the Incentive Plan or otherwise, all Restricted Shares automatically shall become fully vested and free of any forfeiture restriction immediately prior to the Effective Time, and shall be considered Company Common Shares for all purposes of this Agreement, including receipt of the Company Common

Share Merger Consideration. Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions, including adopting any plan amendments and obtaining any required consents, as shall be required to effectuate the actions contemplated by this Section 3.01(e).

                    (f) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Company Common Shares or Company Series A Preferred Shares shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization, or any dividend or other distribution payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or other similar transaction, the Company Common Share Merger Consideration or the Preferred Share Merger Consideration, as applicable, shall be appropriately adjusted so that the aggregate amount payable pursuant to this Agreement to effect the Merger and the Contemplated Transactions shall not have increased or decreased as a result of such adjustment.

               Section 3.02 Effect on Units of Partnership Interest of the Operating Partnership.

                    (a) In connection with the Merger and in accordance with the procedures set forth in this Section 3.02, Parent and Merger Sub shall offer (the "Operating Partnership Offer") to each holder (each an "Existing Unit Holder") of units of limited partnership interest (the "Existing Units") of the Operating Partnership the opportunity to receive in cash, in exchange for each issued and outstanding Existing Unit held by such holder, an amount equal to the sum of (i) $13.35 and (ii) to the extent the Company's regular dividend with respect to the fiscal quarter in which the Effective Time occurs has not previously been declared and paid, an amount in cash equal to $0.175 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the fiscal quarter for which full quarterly dividends on the Company Common Shares have been declared and paid and the Effective Time (including the date on which the Effective Time occurs) by (y) the total number of days in the fiscal quarter in which the Effective Time occurs, without interest (the "Electing Unit Consideration") as long as the Company receives an Election Form from such holder (an "Electing Unit Holder") in accordance with the provisions of this Section 3.02. Any Existing Unit Holder who elects not to accept the Operating Partnership Offer or does not timely and properly return an Election Form as set forth in this Section 3.02 (a "Remaining Unit Holder"), shall remain as a limited partner of the Operating Partnership and continue to hold Existing Units with the rights, terms and conditions set forth in the Operating Partnership Agreement, and shall not be entitled to receive the Electing Unit Consideration. The term "Existing Unit" shall not include those units of partnership interest issued by the Operating Partnership to the Company in consideration of the contribution by the Company to the Operating Partnership of the entire net proceeds received by the Company from the issuance of the Company Series A Preferred Shares (such units, "Series A Preferred Partnership Units").

                    (b) The Company shall prepare a form of election in form and substance reasonably acceptable to Parent (the "Election Form"), describing the Operating Partnership Offer and pursuant to which each Existing Unit Holder will have the right to specify the number, if any, of Existing Units which it desires to have exchanged for the right to receive an amount equal to the Electing Unit Consideration. In order for an Existing Unit Holder to be eligible to elect to have its Existing Units redeemed pursuant to the Operating Partnership Offer, such Existing Unit Holder shall have submitted an Election Form in accordance with the procedures and time periods specified in this
Section 3.02 and as shall be described more fully in the Election Form.

                    (c) The Company shall mail or cause to be mailed an Election Form to each Existing Unit Holder, together with any other materials that the Company and Parent determine to be necessary or prudent, no later than twenty (20) Business Days prior to the Closing Date. An election to receive the Electing Unit Consideration in the Operating Partnership Offer shall be effective only if a properly executed Election Form is received by the Company or its designees prior to 5:00 p.m., Eastern Time on the Business Day prior to the Closing Date, or such other date as the Company and Parent shall agree. If an Existing Unit Holder fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to remain as a limited partner of the Operating Partnership and continue to hold Existing Units. Parent and the Company agree that (i) the Existing Unit Holders shall have the right to revoke any election made in connection with the Operating Partnership Offer at any time prior to the expiration of the time period stated in the Election Form, and (ii) the Operating Partnership Offer shall be conducted in accordance with applicable Law and the Operating Partnership Agreement. Parent and the Company, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Electing Unit Consideration, as applicable.

                    (d) Prior to the Closing Date, the Operating Partnership shall declare a distribution with respect to each Existing Unit that is not an Electing Unit in an amount equal to the Additional Company Common Share Merger Consideration, the record date for such distribution to be the close of business on the date of the Effective Time or such other date as the Company, as general partner of the Operating Partnership, and Parent shall agree. Such distribution shall be paid as promptly as practicable after the Effective Time (but in any event within five (5) Business Days after the Effective Time).

                    (e) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Election Form, (i) Parent or the Company, as the case may be, shall promptly inform the other of such occurrence, and (ii) Parent and the Company shall, in cooperation with each other, prepare any such amendment or supplement to the Election Form, in form and substance reasonably satisfactory to Parent, the indication of such satisfaction not to be unreasonably withheld or delayed.

(f) The obligation of the Company and Parent to consummate the Operating Partnership Offer shall be conditioned upon, and shall be subject to, the concurrent Closing of the Merger as provided in this Agreement.

               Section 3.03 Paying Agent.

                    (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the "Paying Agent") for the payment in accordance with this Article III of the Company Common Share Merger

Consideration and the Electing Unit Consideration (collectively, such cash being referred to as the "Payment Fund"). On or before the Effective Time, Parent shall deposit with the Paying Agent the Company Common Share Merger Consideration and the Electing Unit Consideration, for the benefit of the holders of Company Common Shares and Electing Units, respectively. The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Company Common Share Merger Consideration and the Electing Unit Consideration out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Payment Fund shall be paid to the Surviving Entity.

                    (b) At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares. From and after the Effective Time, persons who held Company Common Shares immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, any Certificates of the Company presented to the Paying Agent, the Surviving Entity or the transfer agent for any reason shall be exchanged for the Company Common Share Merger Consideration with respect to the Company Common Shares formerly represented thereby.

                    (c) Promptly after the Effective Time (but in any event within two (2) Business Days after the Effective Time), the Surviving Entity shall cause the Paying Agent to mail to each person who immediately prior to the Effective Time held of record Company Common Shares: (i) a letter of transmittal (which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the holder's Certificates in exchange for the Company Common Share Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall receive in exchange therefor the Company Common Share Merger Consideration payable in respect of the Company Common Shares previously represented by such Certificate pursuant to the provisions of this
Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration, as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Common Share Merger Consideration.

                    (d) As of the Effective Time, holders of Company Common Shares shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Company Common Share Merger Consideration provided under this Article III. The Company Common Share Merger Consideration paid upon the surrender for exchange of Certificates representing Company Common Shares, in accordance with the terms of this
Article III, shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares exchanged therefor and represented by such Certificates. As of the Effective Time, the holders of Existing Units for which a properly executed Election Form is timely received (an "Electing Unit") shall cease to be, and shall have no rights as, limited partners of the Operating Partnership other than the right to receive the Electing Unit Consideration provided under this Article III.

                    (e) Any portion of the Payment Fund which remains undistributed to the holders of Company Common Shares or Electing Units for twelve (12) months after the Effective Time shall be delivered to the Surviving Entity and any holders of Company Common Shares and Electing Units prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity for payment of the Company Common Share Merger Consideration and the Electing Unit Consideration, as applicable.

                    (f) None of Parent, Merger Sub, the Surviving Entity, the Company, the Operating Partnership or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any person in respect of the Company Common Share Merger Consideration or the Electing Unit Consideration, as applicable, if the Payment Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                    (g) The Paying Agent shall invest the cash included in the Payment Fund, as directed by the Surviving Entity, on a daily basis. Any net profit resulting from, or interest or income produced by, such investments shall be placed in the Payment Fund. To the extent that there are losses with respect to such investments or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Company Common Share Merger Consideration or the Electing Unit Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

                    (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity or the Paying Agent, the posting by such person of a bond in such amount as the Surviving Entity or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Company Common Share Merger Consideration payable in respect thereof pursuant to this Agreement.

                    (i) Certificates representing Company Series A Preferred Shares prior to the Effective Time shall represent Surviving Entity Series A Preferred Shares after the Effective Time.

               Section 3.04 Withholding Rights. The Surviving Entity or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or Electing Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares or Electing Units in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent, as applicable.

               Section 3.05 Further Actions. If at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any of the Company, its Subsidiaries, the Operating Partnership or Merger Sub or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or its designees shall be authorized to execute and deliver, in the name and on behalf of the Company, its Subsidiaries, Merger Sub and the Operating Partnership, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, its Subsidiaries, Merger Sub and the Operating Partnership all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any of the Company, its Subsidiaries, the Operating Partnership or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.



                                  ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP

         Except as set forth in the Company's SEC Reports or in the Disclosure Schedule, the Company and the Operating Partnership hereby represent and warrant to Parent Parties as follows:

               Section 4.01 Organization and Qualification; Subsidiaries; Authority.

                    (a) Each of the Company and the Operating Partnership is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has the requisite corporate, limited partnership or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such corporate, limited partnership, limited liability company or similar power and authority, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company's other Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such corporate, limited partnership, limited liability company or similar power and authority, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries are duly qualified or licensed to do business and in good standing (to the extent applicable), in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                    (b) A correct and complete list of all of the Company's Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding equity of each Subsidiary owned by the Company, directly or indirectly, is set forth in Section 4.01(b) of the Disclosure Schedule.

               Section 4.02 Organizational Documents. The Company Charter and the Company Bylaws, the Operating Partnership Agreement, the certificate of limited partnership of the Operating Partnership and the organizational documents of the other Subsidiaries of the Company are in full force and effect, have been made available to the Parent Parties and no dissolution, revocation or forfeiture proceeding regarding the Company or any of its Subsidiaries has been commenced. The Company is not in violation of the Company Charter or the Company Bylaws, the Operating Partnership is not in violation of the Operating Partnership Agreement or its certificate of limited partnership, and none of the other Subsidiaries of the Company is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or equivalent organizational documents, except, in each case, for such violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent Parties materially correct and complete copies of the minute books of the Company of meetings of the Company Board and committees of the Company Board held since January 1, 2006, except that the Company shall not be obligated to make available those portions of any minutes of meetings of the Company Board or committees of the Company Board related to the deliberations by the Company Board or such committee with respect to the consideration of strategic alternatives or that would involve issues of privilege.

               Section 4.03 Capitalization.

                    (a) The authorized shares of stock of the Company consist of (i) 100,000,000 Company Common Shares and (ii) 10,000,000 shares of preferred stock, of which 4,000,000 shares are classified as Company Series A Preferred Shares. At the close of business on April 27, 2007, 18,011,926 Company Common Shares were issued and outstanding and 4,000,000 Company Series A Preferred Shares were issued and outstanding, 535,114 Company Common Shares were reserved for issuance pursuant to the Incentive Plan, subject to adjustment on the terms set forth in such plan, and 5,861,907 Company Common Shares were reserved for issuance upon the redemption of Existing Units, and the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than as described above. All such issued and outstanding shares of the Company are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights under any provisions of the MGCL, the Company Charter or the Company Bylaws.

                    (b) Except for the Existing Units owned by limited partners of the Operating Partnership other than the Company, or as set forth in Section 4.03(b) of the Disclosure Schedule, there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Company to repurchase, redeem or otherwise acquire any shares of stock or equity interests of the Company or any of its Subsidiaries or to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of stock or other voting or equity securities or interests of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking relating to the voting of stock or equity securities or interests of the Company or any of its Subsidiaries.

                    (c) Except as set forth in Section 4.03(c) of the Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any shares of common stock of the Company, nor, to the Knowledge of the Company, as of the date of this Agreement, do any third party agreements or understandings exist with respect to the voting of any such shares. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's stockholders may vote.

                    (d) Except as set forth in Section 4.03(d) of the Disclosure Schedule, the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

                    (e) (i) As of the date of this Agreement, 23,873,833 Existing Units are validly issued and outstanding and not subject to preemptive rights, and 5,861,907 Existing Units are owned by limited partners of the Operating Partnership other than the Company.

                         (i) The Company is the sole general partner of the
Operating Partnership and, as of the date hereof, owns, directly or indirectly, 18,011,926 Existing Units and 4,000,000 Series A Preferred Partnership Units. Except as set forth in Section 4.03(e) of the Disclosure Schedule, there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Operating Partnership to issue, transfer or sell any partnership interests of the Operating Partnership or any investment that is convertible into or exercisable or exchangeable for any such partnership interests. The partnership interests in the Operating Partnership that are owned by the Company are subject only to the restrictions on transfer set forth in the Operating Partnership Agreement and those imposed by applicable securities laws.

                         (ii) Each Existing Unit may, under certain
circumstances set forth in the Operating Partnership Agreement, be redeemed for cash or for Company

Common Shares on a one-for-one basis, subject to adjustment as provided in the Operating Partnership Agreement.

               Section 4.04 Authority Relative to this Agreement; Validity and Effect of Agreements.

                    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Merger or to consummate the Contemplated Transactions (other than (i) the approval of this Agreement, the Merger and the Contemplated Transactions by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Company outstanding and entitled to vote thereupon voting together as a single class (the "Required Vote"), and (ii) the filing with, and acceptance for record by, the SDAT of the Articles of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles. The Required Vote is the only vote of the holders of any class or series of stock of the Company required to approve this Agreement, the Merger and the Contemplated Transactions.

                    (b) The Operating Partnership has all necessary limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the Contemplated Transactions have been duly and validly authorized by all necessary partnership action, and no other partnership proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by the Operating Partnership and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

               Section 4.05 No Conflict; Required Filings and Consents.

                    (a) Except for the Company Stockholder Approval and except as set forth in Section 4.05(a) of the Disclosure Schedule, the execution and delivery by the Company and the Operating Partnership of this Agreement do not, and the performance of their respective obligations hereunder will not,
(i) conflict with or violate (1) the Company Charter or the

Company Bylaws, (2) the Operating Partnership Agreement or the certificate of limited partnership of the Operating Partnership, or (3) the certificate or articles of incorporation or bylaws or equivalent organizational documents of any of the Company's other Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to the Company, the Operating Partnership or any other Subsidiary of the Company or by which any property or asset of the Company, the Operating Partnership or any other Subsidiary of the Company is bound, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company, the Operating Partnership or any other Subsidiary of the Company pursuant to, or give rise to a right of purchase, first offer or forced sale under any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                    (b) Except as set forth in Section 4.05(b) of the Disclosure Schedule, the execution and delivery by the Company and the Operating Partnership of this Agreement does not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover Laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required, (C) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Merger to be sent to the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (D) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), and (E) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

               Section 4.06 Permits; Compliance with Laws.

                    (a) Each of the Company, the Operating Partnership and the other Subsidiaries of the Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company, the Operating Partnership or the other Subsidiaries of the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Permits"), and all the Permits are valid and in full force and effect, except where the failure to obtain and maintain the Permits, or the suspension or cancellation of any of the Permits, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect.

                    (b) None of the Company, the Operating Partnership or any other Subsidiary of the Company is in conflict with, or in default, breach or violation of, (i) any Laws applicable to the Company, the Operating Partnership or any other Subsidiary of the Company or by which any property or asset of the Company, the Operating Partnership or any other Subsidiary of the Company is bound, (ii) any Permit, or (iii) any Material Contract to which the Company, the Operating Partnership or any other Subsidiary of the Company is a party or by which the Company, the Operating Partnership or any other Subsidiary of the Company or any property or asset of the Company, the Operating Partnership or any other Subsidiary of the Company is bound, except in the case of clauses (i), (ii) and (iii) for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

Section 4.07      SEC Filings; Financial Statements.

                    (a) The Company has filed with the SEC all forms, reports, statements, schedules, certifications, and documents (including all exhibits) required to be filed by it with the SEC since December 31, 2004 (the "SEC Reports"). The SEC Reports (including any documents or information incorporated by reference), as of their respective filing dates (i) complied, and all documents filed by the Company with the SEC under the Securities Act or the Exchange Act between the date of this Agreement and the date of Closing will comply, in all material respects as to form with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder each as in effect on the date so filed, and
(ii) at the time filed with the SEC, did not contain any untrue statement of a material fact, or, in the case of documents filed on or after the date hereof will not contain any untrue statement of a material fact, and did not omit, or, in the case of documents filed on or after the date hereof, will not omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                    (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference into the SEC Reports (including, in each case, any notes thereto): (i) were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC and (iii) fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as the case may be, as of the dates thereof and for the periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments).

                    (c) The Company has made available to the Parent Parties correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since December 31, 2004 and prior to the date hereof and will, promptly following the receipt thereof, make available to the Parent Parties any such material correspondence sent or received after the date hereof. To the Knowledge of the Company, as of the date of this Agreement, the Company has no outstanding and unresolved comments from the SEC with respect to any SEC Reports.

                    (d) The Company has (i) implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to the Company, including the consolidated Subsidiaries of the Company, is made known to the management of the Company, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

                    (e) The Company has not identified, based on its most recent evaluation, any material weaknesses in the design or operation of internal controls over financial reporting.

               Section 4.08 No Unknown Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected, reserved for or disclosed in a consolidated balance sheet of the Company and its consolidated Subsidiaries, including the notes thereto, prepared in accordance with GAAP except (a) as reflected, reserved for or disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2006, including the notes thereto (the "2006 Balance Sheet"), (b) as incurred since December 31, 2006 in the ordinary course of business consistent with past practice, (c) as incurred or to be incurred by the Company or any Subsidiary of the Company pursuant to, in connection with, or as a result of, the Merger and the Contemplated Transactions, (d) as set forth in Section 4.08 of the Disclosure Schedule or (e) as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

               Section 4.09 Absence of Certain Changes or Events. Since December 31, 2006 through the date hereof, except (a) as contemplated by this Agreement, (b) as set forth in Section 4.09 of the Disclosure Schedule or (c) as disclosed in the SEC Reports filed since December 31, 2006 and prior to the date of this Agreement, there has not been any Company Material Adverse Effect.

               Section 4.10 Absence of Litigation. Except (a) as listed in
Section 4.10 of the Disclosure Schedule or (b) as set forth in the SEC Reports filed prior to the date hereof, as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against any of the Company or any of its Subsidiaries or any of its or their respective properties or assets or any director, officer or employee of any of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, (i) prevent or materially impair or delay the ability of the Company or the Operating Partnership to perform its obligations under this Agreement, the consummation of the Merger or the Contemplated Transactions or
(ii) have or reasonably be
expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, (x) prevent or materially impair or delay the ability of the Company or the Operating Partnership to perform its obligations under this Agreement, the consummation of the Merger or the Contemplated Transactions or (y) have or reasonably be expected to have a Company Material Adverse Effect.

               Section 4.11 Employee Benefit Plans.

                    (a) Section 4.11(a) of the Disclosure Schedule lists as of the date hereof, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary of the Company is a party, with respect to which the Company or any Subsidiary of the Company has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary of the Company for the benefit of any employee, officer or director of the Company or any Subsidiary of the Company (collectively, the "Plans"). The Company has made available to Parent copies of the following:
(i) the Plans, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), if any, (iii) the most recently received IRS determination letter, if any, relating to a Plan, and (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan.

                    (b) Except as set forth in Section 4.11(b) of the Disclosure Schedule, (i) each Plan has been operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and any such non-compliance would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (ii) no Action is pending or, to the Knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and (iii) all employer or employee contributions, premiums and expenses to or in respect of each Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company included in the SEC Reports in accordance with GAAP. There is no Person (other than the Company or any of its Subsidiaries) that together with the Company or any of its Subsidiaries would be treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA. None of the Company, any of its Subsidiaries, nor any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code has at any time during the six-year period preceding the date hereof maintained, contributed to or incurred any liability under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or any Plan that is subject to Title IV of ERISA or Section 412 of the Code.

                    (c) Each Plan that is intended to be qualified under
Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion letter issued by the IRS, and to the Knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

                    (d) Except as set forth in Section 4.11(d) of the Disclosure Schedule, no Plan, either individually or collectively, provides for any payment by the Company or any Subsidiary of the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code after giving effect to the Contemplated Transactions.

                    (e) Except as set forth in Section 4.11(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will or may (either alone or in connection with the occurrence of any additional or subsequent events) (i) result in the acceleration or creation of any rights of any Person to compensation or benefits under any Plan or other compensatory arrangement, loan forgiveness or result in an obligation to fund benefits with respect to any Plan or other compensatory arrangement; or (ii) constitute an event under any Plan or other arrangement that will or may result in any payment of deferred compensation subject to Section 409A of the Code.

                    (f) The Company has made available to the Parent Parties all of the employment agreements, bonus agreements, severance agreements, severance plans and similar obligations that include amounts that are payable as a result of consummation transactions contemplated hereby. Section 4.11(f) of the Disclosure Schedule sets forth a good faith estimate of the amounts that will become payable to employees of the Company under the terms of any employment agreements, bonus agreements, severance agreements, severance plans and similar obligations as a result of the consummation of the transactions contemplated by this Agreement.

               Section 4.12 Labor Matters.

                    (a) Except as set forth in Section 4.12 of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, (ii) except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any of its Subsidiaries, and (iii) no labor organization or group of employees of the Company or any of its Subsidiaries has made a written demand for recognition or certification (iv) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed with the National Labor Relations Board or any other labor relations tribunal or authority concerning any employee of the Company or any of its Subsidiaries.

                    (b) There are no unfair labor practice charges, grievances or complaints filed by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries that have not been settled or remedied that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

               Section 4.13 Information Supplied. The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement (including information incorporated by reference) or any other document to be filed with the SEC in connection herewith (the "Other Filings") will not, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company or the Operating Partnership with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. The Proxy Statement and the Other Filings that are required to be filed by the Company in connection with the Merger or the other Contemplated Transactions will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               Section 4.14 Property and Leases.

                    (a) Section 4.14(a) of the Disclosure Schedule sets forth a correct and complete list and address of all real property interests owned or held by the Company and the Subsidiaries as of the date of this Agreement, including fee interests, ground leasehold interests and other similar leasehold interests (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as "Company Property" and collectively referred to herein as the "Company Properties"). The Operating Partnership or other Subsidiaries of the Company own or, if so indicated in
Section 4.14(a) of the Disclosure Schedule, lease each of the Company Properties, in each case, free and clear of any Liens, title defects, covenants or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Authority which are customary and typical for similar properties that, individually or in the aggregate, do not interfere materially with the current use or operation of such property, (iii) Property Restrictions disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys that, individually or in the aggregate, do not interfere materially with the current use or operation of such property, (iv) mechanics', carriers', workmen's or repairmen's liens and other encumbrances for which there are adequate reserves on the financial statements of the Company (collectively, "Encumbrances"), (v) Property Restrictions which do not interfere, individually or in the aggregate, materially with the current use of such property, and (vi) as set forth in Section 4.14(a) of the Disclosure Schedule, except in the case of clauses (i) through (vi) above as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                    (b) As of the date hereof, except as set forth in Section 4.14(b) of the Disclosure Schedule, the Company has no Knowledge (i) of written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, detention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect, except for such failures to have in full force and effect that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same that would have a Company Material Adverse Effect; or (ii) of written notice of any uncured violation of any Laws affecting any of the Company Properties or operations which would reasonably be expected to have a Company Material Adverse Effect.

                    (c) To the Knowledge of the Company, as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or
(ii) any laws including any zoning regulation or ordinance, building or similar Law have been violated for any Company Property, or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties, that, in the case of clauses
(i) and (ii) above, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                    (d) Section 4.14(d) of the Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each ground lease or other similar lease pursuant to which the Operating Partnership or any other Subsidiary of the Company is a lessee (individually, a "Ground Lease" and collectively, "Ground Leases"). To the Knowledge of the Company, each Ground Lease is in full force and effect and neither the Operating Partnership nor any other Subsidiary of the Company has received a written notice that it is in default under any Ground Lease which remains uncured. The Company has made available to Parent copies of each Ground Lease and all amendments thereto, which copies are correct and complete in all material respects.

                    (e) Except as set forth in Section 4.14(e) of the Disclosure Schedule, as of the date hereof, neither the Operating Partnership nor any other Subsidiary has granted or is subject to any unexpired option agreements or rights of first offer or refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any party other than the Company or any Subsidiary of the Company (a "Third Party") to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof. Neither the Company nor any other Subsidiary has entered into any agreements or letters of intent to purchase, lease or otherwise acquire any real property.

                    (f) The Company has made available to Parent copies of all leases that are in effect as of the date hereof and to which the Company or any of its Subsidiaries is a party as landlord with respect to each of the applicable Company Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other documents related thereto, the "Company Leases") that relate to in excess of 2,500 square feet of net rentable area, which copies are correct and complete in all material respects. The Company Leases are in full force and effect and neither the Company nor any of its Subsidiaries has received written notice that it is in default under any Company Lease, except for violations or defaults that have been cured. As of the date hereof, neither the Company nor any of its Subsidiaries has delivered a written notice to a tenant under a Company Lease that it is in default under such Company Lease, and, except as set forth in Section 4.14(f) of the Disclosure Schedule, no such tenant is in monetary or, to the Knowledge of the Company, material non-monetary default under such Company Lease.

               Section 4.15 Personal Property. Except as set forth in Section
4.15 of the Disclosure Schedule, the Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all tangible personal assets owned, used or held for use by them, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.15 of the Disclosure Schedule, none of the Company's or any of its Subsidiaries' ownership of or leasehold interest in any such tangible personal property is subject to any Encumbrances, except for Permitted Liens or Encumbrances that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

               Section 4.16 Intellectual Property. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (a) to the Knowledge of the Company, the conduct of the business of the Company and the Subsidiaries of the Company as currently conducted does not infringe upon the material Intellectual Property rights of any Third Party and (b) with respect to Intellectual Property owned by or licensed to the Company or any Subsidiary of the Company that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted ("Company Intellectual Property"), the Company or such Subsidiary of the Company has the right to use such Intellectual Property in the operation of its business as currently conducted.

               Section 4.17 Taxes. Except as set forth in Section 4.17 of the Disclosure Schedule:

                    (a) Each of the Company and the Subsidiaries of the Company (i) has timely filed (or had filed on their behalf) all material Tax Returns, as defined below, required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority) and (ii) has paid (or had paid on their behalf) all material Taxes required to be paid by it, other than with respect to matters for which appropriate reserves have been established in accordance with GAAP. The most recent financial statements contained in the SEC Reports reflect appropriate reserves in accordance with GAAP for all Taxes payable by the Company and the Subsidiaries of the Company for all taxable periods and portions thereof through the date of such financial statements. Copies of all federal Tax Returns for the Company and the Subsidiaries of the Company with respect to the taxable years ending on or after December 31, 2004 have been made available to representatives of Parent. Neither the Company nor any of the Subsidiaries of the Company has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force with respect to the Company or any of its Subsidiaries. As used here, the term "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority.

                    (b) The Company, (i) for all taxable years commencing with the Company's taxable year ended December 31, 2004 through December 31, 2006, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2006 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and
(iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that includes the Closing Date. As of the date hereof, no challenge to the Company's status as a REIT is pending or has been threatened in writing and delivered to the Company. No Subsidiary of the Company is taxable as a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a "taxable REIT subsidiary," within the meaning of Section 856(1) of the Code.

                    (c) Each Subsidiary of the Company that is a partnership, joint venture, limited liability company or "foreign eligible entity" within the meaning of Treasury Regulation Section 301.7701-3(b)(2) has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation or as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

                    (d) Neither the Company nor any of the Company's Subsidiaries holds any asset the disposition of which would subject the Company or any Subsidiary of the Company directly to rules similar to Section 1374 of the Code as a result of (A) an election under IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5 or Section 1.337(d)-6 or (B) the application of Treasury Regulation Section 1.337(d)-7.

                    (e) Since January 1, 2005, neither the Company nor any Subsidiary of the Company has recognized taxable gain or loss from the disposition of any property transferred or received in an exchange that was reported as a "like kind exchange" under Section 1031 of the Code, except to the extent of any gain that was required to be recognized under Section 1031(b) of the Code and that was timely reported on the Tax Returns of the Company.

                    (f) The Company has not incurred any liability for material excise taxes under sections 857(b), 860(c) or 4981 of the Code which have not been previously paid. To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company (other than a "taxable REIT subsidiary" or any subsidiary of a "taxable REIT subsidiary") has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has engaged in any transaction that would give rise to "redetermined rents, redetermined deductions or excess interest" described in section 857(b)(7) of the Code.

                    (g) All material deficiencies asserted or assessments made with respect to the Company or any Subsidiary of the Company as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any Subsidiary of the Company have been fully paid or are being contested in good faith. There are no audits, examinations or other proceedings relating to any Taxes of the Company or any Subsidiary of the Company by any taxing authority pending or, as of the date hereof, to the

Knowledge of the Company, threatened in writing. Neither the Company nor any Subsidiary of the Company is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property tax valuations or litigation set forth in the SEC Reports filed prior to the date of this Agreement).

                    (h) The Company and the Subsidiaries of the Company have complied, in all material respects, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

                    (i) As of the date hereof, to the Knowledge of the Company, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any such Subsidiary of the Company is or may be subject to taxation by that jurisdiction.

                    (j) Neither the Company nor any other Person on behalf of the Company or any Subsidiary of the Company has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

                    (k) Neither the Company nor any Subsidiary of the Company is a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between the Company and any Subsidiary of the Company, pursuant to which it will have any obligation to make any payments after the Closing.

(l) Neither the Company nor any Subsidiary of the Company has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

                    (m) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Subsidiary of the Company.

                    (n) There are no Tax Protection Agreements currently in force and no person has raised in writing, or to the Knowledge of the Company threatened to raise, a material claim against the Company or any Subsidiary of the Company for any breach of any Tax Protection Agreement. As used herein, "Tax Protection Agreements" shall mean any written or oral agreement to which the Company or any Subsidiary of the Company is a party pursuant to which: (a) any liability to direct or indirect holders of units of limited partnership interest in the Operating Partnership ("Units") relating to Taxes may arise, whether or not as a result of the consummation of the Contemplated Transactions; (b) in connection with the deferral of income Taxes of a direct or indirect holder of Units, the Company or the Subsidiaries of the Company have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) permit holders of Units, including persons related to such holders, to guarantee debt of the Operating Partnership and/or (v) only dispose of assets in a particular manner.

                    (o) Neither the Company nor any Subsidiary of the Company has any liability for Taxes of any Person other than the Company and the Subsidiaries of the Company under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

                    (p) Neither the Company or any Subsidiary of the Company has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

                    (q) No Subsidiary of the Company has been characterized as a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                    (r) As of the date hereof, the Company does not have any earnings and profits attributable to any non-REIT year of the Company, as applicable, or any other corporation within the meaning of Section 857 of the Code and the Treasury Regulations thereunder.

               Section 4.18 Environmental Matters. Except as set forth in the environmental reports previously provided to the Parent Parties or listed in
Section 4.18 of the Disclosure Schedule, or as disclosed in the SEC Reports, or as would not, individually or in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect:

                    (a) to the Knowledge of the Company, the Company and the Subsidiaries of the Company (i) are and have been in compliance with all Environmental Laws, (ii) hold all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated ("Environmental Permits") and (iii) are and have been in compliance with their respective Environmental Permits;

                    (b) to the Knowledge of the Company, there has been no release of Hazardous Substances for which the Company may reasonably be expected to be liable on any real property owned, leased or operated by the Company or the Subsidiaries of the Company;

                    (c) neither the Company nor any Subsidiary of the Company has received any written notice alleging that the Company or any Subsidiary of the Company may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or any other Environmental Law.

Notwithstanding any other provision of this Agreement, this Section 4.18 sets forth the Company's sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

               Section 4.19 Material Contracts. Except as filed as exhibits to the SEC Reports filed prior to the date of this Agreement or as set forth in
Section 4.19 of the Disclosure Schedule, none of the Company or any Subsidiary of the Company is a party to or bound by any contract that, as of the date hereof:

                    (a) is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

                    (b) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company or any Subsidiary of the Company, or that restricts the conduct of any line of business by the Company or any Subsidiary of the Company or any geographic area in which the Company or any Subsidiary of the Company may conduct business (other than licenses with respect to Intellectual Property entered into in the ordinary course of business);

                    (c) creates any partnership, limited liability company agreement, joint venture or other similar agreement entered into with any Third Party;

                    (d) provides for the purchase, sale or exchange of, or option to purchase, sell or exchange any real property;

                    (e) is a loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness of, for the benefit of, or payable to the Company or any Subsidiary of the Company, or any guaranty thereof in excess of $750,000;

                    (f) is an interest rate cap, interest rate collar, interest rate swap, currency hedging transaction or any other similar agreement to which the Company or any Subsidiary of the Company is a party;

                    (g) is a contract or agreement pursuant to which the Company or any of its Subsidiaries agrees to indemnify or hold harmless any director or executive officer of the Company or any of its Subsidiaries (other than the organizational documents for the Company or its Subsidiaries);

                    (h) is a Contract that reflects transactions, other than in the ordinary course of business, that involve expenditures, in cash or any other form of consideration, in excess of $1,000,000;

                    (i) is a Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing any of the Company Parties with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                    (j) is a Contract relating to the development or construction of, or additions or expansions to, any real property that would involve the expenditure by the Company Parties in excess of $250,000;

                    (k) is a Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another Person;

                    (l) is a Contract relating to the operations of the Company Properties, including the management agreements and franchise agreements;

                    (m) is a Contract relating to the settlement or proposed settlement of any legal proceeding, which involves the issuance of equity securities or the payment by the Company, separate and apart from any amounts contributed by the Company's insurers, of an amount greater than the amount set forth in Section 7.11 of the Disclosure Schedule; or

                    (n) is a material Contract granting a License to or from the Company or its Subsidiaries in Intellectual Property that is material to the business of the Company and its Subsidiaries taken as a whole (other than software that is generally commercially available).

         Each contract of the type described in this Section 4.19, whether or not set forth in Section 4.19 of the Disclosure Schedule, is referred to herein as a "Material Contract." Notwithstanding anything above, the term "Material Contract" shall not include any contract that (1) is terminable upon sixty (60) days notice without penalty or premium or (2) will be fully performed or satisfied at or prior to Closing. Each Material Contract is valid and binding, in all material respects, on the Company and/or each of its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto. Neither the Company nor any of its Subsidiaries is in default under any Material Contract and no event or circumstance, with or without notice or the passage of time, has occurred pursuant to any Material Contract which would result in a default or acceleration of payment, or forfeiture of any rights, except as, individually or in the aggregate, (i) would not prevent or materially delay the consummation of the Merger or the Contemplated Transactions or (ii) have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no counterparty of the Company or any of its Subsidiaries, as applicable, under any Material Contract has failed to perform its material obligations thereunder when required to be so performed and each is current in its material obligations to the Company or its Subsidiaries, as applicable, thereunder.

               Section 4.20 Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company promptly will make available to the Parent Parties a correct and complete copy of all agreements between the Company and Morgan Stanley & Co. Incorporated.

               Section 4.21 Opinion of Financial Advisor. The Special Committee has received an opinion of Morgan Stanley & Co. Incorporated to the effect that the consideration to be received by the holders of shares of the Company Common Shares pursuant to this Agreement is fair from a financial point of view to such holders. A copy of such opinion shall be provided to Parent promptly after the date hereof for informational purposes only.

               Section 4.22 Insurance. Section 4.22 of the Disclosure Schedule sets forth, as of the date hereof, a correct and complete list of the insurance policies held by, or for the benefit of, the Company or any of its Subsidiaries, including the underwriter of such policies and the amount of coverage thereunder. The Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and are not in default with respect to any obligations under such policies other than as would not, individually or in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received as of the date hereof, any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.22 of the Disclosure Schedule that is held by, or for the benefit of, any of the Company or its Subsidiaries, other than as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

               Section 4.23 Special Committee Recommendation; Company Board Recommendation. Upon the recommendation of the Special Committee, the Company Board, by resolutions duly adopted at meetings duly called and held, has duly
(a) determined that this Agreement, the Merger and the Contemplated Transactions are advisable and in the best interests of the Company and its stockholders, (b) approved this Agreement, the Merger and the Contemplated Transactions, (c) directed that this Agreement, the Merger and the Contemplated Transactions be submitted for consideration at the Company Stockholders' Meeting and (d) recommended that the stockholders of the Company approve this Agreement, the Merger and the Contemplated Transactions at the Company Stockholders' Meeting (collectively, the "Company Board Recommendation").

               Section 4.24 Related Party Transactions. Except as set forth in
Section 4.24 of the Disclosure Schedule, there are no material transactions, agreements, arrangements or understandings between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any officer, director or Affiliate of the Company (other than any of its Subsidiaries), on the other hand, of the type that are required to be disclosed under Item 404 of Regulation S-K under the Securities Act which have not been so disclosed prior to the date hereof.

               Section 4.25 State Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger and the Contemplated Transactions from, and this Agreement, the Merger and the Contemplated Transactions are exempt from, the requirements of any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States, including the Maryland Business Combination Act and the Maryland Control Share Acquisition Act, or any takeover provision in the Company Charter or Company Bylaws.

               Section 4.26 Outstanding Indebtedness. The Company's consolidated Scheduled Indebtedness is not more than $265,878,000 as of the date hereof, and Section 4.26 of the Disclosure Schedule sets forth an estimate of all such Scheduled Indebtedness as of April 27, 2007.



                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

         Parent and Merger Sub, hereby represent and warrant to the Company Parties as of the date hereof as follows:

               Section 5.01 Corporate Organization.

                    (a) Parent is duly organized and is validly existing and in good standing under the laws of the State of Maryland, and Parent has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and proposed by Parent to be conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The certificate of formation of Parent is in effect and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Parent is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                    (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The charter and bylaws of Merger Sub are in effect and no dissolution, revocation or forfeiture proceedings regarding Merger Sub have been commenced. Merger Sub is in good standing under the Laws of any other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding shares of common stock of Merger Sub are owned of record and beneficially by Parent.

               Section 5.02 Ownership of Merger Sub; No Prior Activities. Merger Sub is a wholly owned subsidiary of, and controlled by, Parent. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Merger and the Contemplated Transactions and none of Parent or Merger Sub has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby. Parent has no Subsidiaries other than Merger Sub, and Merger Sub has no Subsidiaries.

               Section 5.03 Power and Authority.

                    (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the Contemplated Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of any of Parent or Merger Sub are necessary to authorize this Agreement or the Merger or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing with, and acceptance for record by, the SDAT of the Articles of Merger). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by each of the Company and the Operating

Partnership, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                    (b) The execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the Merger or to consummate the Contemplated Transactions.

                    (c) The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Merger and the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or the Merger or to consummate the Contemplated Transactions.

               Section 5.04 No Conflict; Required Filings and Consents.

                    (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of Parent and Merger Sub's obligations hereunder will not, (i) conflict with or violate the certificate of incorporation of Parent or the charter of Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub, or by which any of Parent's or Merger Sub's properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of Parent's or Merger Sub's properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of Parent's or Merger Sub's properties or assets is bound, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                    (b) The execution and delivery of this Agreement by Parent or Merger Sub do not, and the performance of Parent's or Merger Sub's obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws,
(B) the pre-merger notification requirements of the HSR Act, if required, (C) the filing with the SEC of the Proxy Statement, and (D) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect.

               Section 5.05 Information Supplied. The information supplied by Parent or Merger Sub or any affiliate of Parent for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will not, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by Parent or Merger Sub will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

               Section 5.06 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. None of Parent or Merger Sub, or any of their affiliates is subject to any order, judgment, writ, injunction or decree, except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect.

               Section 5.07 Financing. Parent has a binding commitment (the "Commitment"), a correct and complete copy of which has been furnished to the Company (the "Commitment Letter"), from a reputable financial institution to enable it to borrow up to $639,000,000 in funds (the "Financing"). Parent will have sufficient funds to permit each of Parent and Merger Sub to pay the Merger Consideration and to perform all of its other obligations under this Agreement and to consummate the Merger and the Contemplated Transactions, including all related expenses. The Commitment, in the form so delivered, is a legal, valid and binding obligation of Parent and the other parties thereto and is in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letter. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Commitment. As of the date hereof, none of Parent and Merger Sub has (x) any reason to believe that Parent or Merger Sub will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Commitment or (y) any knowledge of any facts or circumstances that are reasonably likely to result in the funding contemplated by the Commitment not being made available to Parent on a timely basis in order to consummate the Merger and the Contemplated Transactions. Parent or Merger Sub have fully paid any and all commitment fees or other fees required by the Commitment to be paid on or before the date of this Agreement.

               Section 5.08 Solvency; Surviving Corporation After the Merger. Neither Parent nor Merger Sub is entering into the Contemplated Transactions with the actual intent to hinder, delay or defraud either present or future creditors. Assuming that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, at and immediately after the Effective Time and after giving effect to the Merger and the Contemplated Transactions, each of the representations in the following clauses (i)-(iv) will be true and correct with respect to the Surviving Entity: (i) the sum of the Surviving Entity's debts, including contingent and unliquidated debts, will not be greater than the Surviving Entity's property, at a fair valuation; (ii) the present fair salable value of the Surviving Entity's assets will not be less than the amount required to pay its probable liability on its existing debts, including contingent and unliquidated debts, as they become absolute and matured; (iii) the Surviving Entity will not have unreasonably small capital with which to conduct any business in which it is or is about to become engaged; and (iv) the Surviving Entity will not intend to incur, and will not believe and should not reasonably believe that it will incur, debts beyond its ability to pay as they mature.

               Section 5.09 Guaranty. Concurrently with the execution of this Agreement, an affiliate of Parent has delivered to the Company the Guaranty.

               Section 5.10 No Ownership of Equity Interest. Neither Parent nor any of its Subsidiaries, including Merger Sub, owns any Company Common Shares, Existing Units or other securities of the Company, the Operating Partnership or any of the Company's Subsidiaries.

               Section 5.11 Other Agreements or Understandings. Parent has disclosed to the Company all contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent and Merger Sub, or any Affiliate of Parent, on the one hand, and any officer, director or member of the management of the Company.

               Section 5.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their Subsidiaries.

               Section 5.13 No Other Representations and Warranties. Parent and Merger Sub acknowledge that the Company and the Operating Partnership make no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement and specifically (but without limiting the generality of the foregoing) that the Company and the Operating Partnership make no representations or warranties with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or Merger Sub (or any of their respective Affiliates or representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company, the Operating Partnership and the Company's other Subsidiaries or (ii) the future business and operations of the Company, the Operating Partnership and the Company's other Subsidiaries.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

               Section 6.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as required, permitted or otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Disclosure Schedule and except with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the businesses of the Company, the Operating Partnership and the Company's other Subsidiaries shall be conducted, and the Company, the Operating Partnership and the Company's other Subsidiaries shall not take any action except, in the ordinary course of business consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve (i) substantially intact the business organization of the Company, the Operating Partnership and the Company's other Subsidiaries, to keep available the services of its present officers, managers and employees and to preserve the current relationships of the Company, the Operating Partnership and the Company's other Subsidiaries with lessees and other Persons with which the Company, the Operating Partnership or any other Subsidiary of the Company has significant business relations and (ii) the Company's status as a REIT within the meaning of the Code. Except as required, permitted or otherwise contemplated by this Agreement or as set forth on Section 6.01 of the Disclosure Schedule, none of the Company, the Operating Partnership and the Company's other Subsidiaries shall, between the date of this Agreement and the Effective Time, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to consents required by the Company under this Section 6.01, the Company shall send to the Parent Consent Addressees identified in Section
10.03 a written request for such consent and if Parent does not object in writing within two (2) Business Days after delivery of such initial request for consent, the Company shall send to the Parent Consent Addressees identified in Section 10.03 a second request for such consent (identified as a second request for consent) and if Parent does not object in writing to such second request for consent within two (2) Business Days after such second request, consent of Parent shall be deemed to have been given:

                    (a) amend or otherwise change the Company Charter, Company Bylaws, Operating Partnership Agreement, the certificate of limited partnership of the Operating Partnership or the organizational documents of any Subsidiary;

                    (b) (i) authorize for issuance, issue, sell or pledge or agree or commit to issue, sell or pledge any shares of any class of capital stock or other ownership interest (including Existing Units) of the Company, the Operating Partnership or any other Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including Existing Units), of the Company phantom stock awards or any other rights that are linked to the price of the Company's capital stock, other than the (A) issuance of Company Common Shares upon exercise of or the vesting of equity awards under the Incentive Plan, which awards are outstanding on the date of this Agreement or granted upon consent of Parent as contemplated by this
Section 6.01, (B) issuance of Existing Units to the Company in connection with any such equity award under the Incentive Plan, and (C) issuance of Company Common Shares in exchange for Existing Units pursuant to the Operating Partnership Agreement; or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the exercise of, the vesting of or the lapse of restrictions on any equity awards under the Incentive Plan or the redemption of Existing Units pursuant to the Operating Partnership Agreement;

                    (c) (i) reclassify, combine, split, or subdivide any of its capital stock or (ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (A) dividends by any of the Company's direct or indirect Subsidiaries to the Company or any other Subsidiary of the Company, (B) regular dividends of not more than $0.175 per quarter on Company Common Shares declared and paid in cash at times consistent with past practice, (C) corresponding regular quarterly distributions on Existing Units declared and paid to holders of Existing Units, (D) dividends on the Company Series A Preferred Shares declared and paid in accordance with the terms thereof, and (E) corresponding distributions on Series A Preferred Partnership Units. Notwithstanding the foregoing, the Company and the Operating Partnership (proportionately to all Existing Unit Holders) shall be permitted to make distributions, including under Sections 857, 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of corporate level tax or excise Tax under Section 4981 of the Code;

                    (d) acquire, or enter into any option, commitment or agreement to acquire, any real property, other than acquisitions of, or options, commitments or agreements to acquire, real properties identified in
Section 6.01(d) of the Disclosure Schedule;

                    (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (i) indebtedness for borrowed money incurred in the ordinary course of business in accordance with the Company's 2007 Budget (which shall be deemed to include, without limitation, draws under the Company's revolving credit facilities or other similar lines of credit in the ordinary course of business provided that the Company shall not refinance mortgage indebtedness secured by one or more Company Properties without Parent's written consent); and (ii) indebtedness for borrowed money incurred in order for the Company to pay regular quarterly cash dividends to holders of Company Common Shares and Company Series A Preferred Shares or payments made to holders of Company Common Shares and Electing Units pursuant to Section 3.01(c) and Section 3.03(a), and for the Operating Partnership to make corresponding distributions payable to Existing Unit Holders and the Series A Preferred Partnership Units;

                    (f) (i) modify or amend any Material Contract other than in the ordinary course of business consistent with past practice or as required by Plans or any applicable Law, or (ii) except as otherwise permitted by Parent pursuant to this Section 6.01, enter into any new contract or agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.19 of the Disclosure Schedule as a Material Contract;

                    (g) except in accordance with the Company's 2007 bonus or incentive plans for Company Employees listed under the heading 2007 Bonus Compensation Plans in Section 4.03(b) of the Disclosure Schedule or the employment agreements with officers of the

Company listed in Section 4.03(b) of the Disclosure Schedule, or as may be required by any Plans in effect on the date hereof or by applicable Law, (i) increase the compensation or other benefits payable to its directors, officers or employees, except for increases in the ordinary course of business consistent with past practice with respect to non-officer or non-director employees of the Company or any Subsidiary of the Company, or (ii) enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                    (h) pre-pay any long-term debt, except in the ordinary course of business (which shall be deemed to include, without limitation, pre-payments or repayments of revolving credit facilities or other similar lines of credit, payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto, or pre-payments of mortgage indebtedness secured by one or more Company Properties in accordance with their terms, as such loans become due and payable) or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

                    (i) except as required by the SEC or as recommended by the Company's independent auditors or changes in GAAP which become effective after the date of this Agreement, take any material action, other than in the ordinary course of business, with respect to accounting policies or procedures;

                    (j) (i) except in connection with a right being exercised by a tenant under an existing Company Lease, enter into any new lease (including renewals) for in excess of 5,000 square feet of net rentable area at a Company Property, (ii) other in the ordinary course of business, and except in connection with a right being exercised by a tenant under an existing Company Lease, terminate or materially modify or amend any Company Lease that relates to in excess of 5,000 square feet of net rentable area, or
(iii) terminate or materially modify or amend any Ground Lease;

                    (k) authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new material capital expenditures being referred to hereinafter as the "Capital Expenditures") relating to the Company Properties other than (i) Capital Expenditures to be made in connection with Company Leases that the Company is permitted to enter into pursuant to Section 6.01(j) or as otherwise approved by Parent, (ii) Capital Expenditures identified in the Company's 2007 operating and capital budget as provided to Parent (the "2007 Budget") and described in Section 6.01(k) of the Disclosure Schedule, (iii) other Capital Expenditures not exceeding $250,000, in the aggregate, and (iv) Capital Expenditures in the ordinary course of business to maintain the physical and structural integrity of the Company Properties and as reasonably determined by the Company to be necessary to keep the Company Properties in working order, to comply with Laws, and to repair and/or prevent damage to any of the Company Properties as is necessary in the event of an emergency situation;

                    (l) waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are fully covered by insurance coverage maintained by the Company; provided, in each case that any such waiver, release, settlement or compromise includes a full release of the Company with respect to the matters covered by the subject litigation; provided, further, that no pending or threatened claim brought by or on behalf of the Company's stockholders or involving any officer, director or Affiliate of the Company may be settled without the prior written consent of Parent; provided, however, that no such consent shall be necessary for any settlement unless the Company must contribute, separate and apart from any amounts contributed by the Company's insurers, an amount greater than the amount set forth in Section 7.11 of the Disclosure Schedule;

                    (m) (i) make any material Tax election or rescission, unless such election or rescission is required by law or necessary (A) to preserve the status of the Company as a REIT under the Code, or (B) to qualify or preserve the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be (provided that in such events the Company shall notify Parent of such election) or (ii) other than in the ordinary course of business or as set forth in Section 6.01(m) of the Disclosure Schedule, settle, pay or compromise any material federal, state, local or foreign income Tax liability;

                    (n) acquire (by merger, consolidation, purchase of stock or assets or otherwise), or agree to so acquire, in a single transaction or in a series of related transactions, any Person, entity or division thereof, or otherwise acquire or agree to acquire any assets outside the ordinary course consistent with past practice (it being understood that this clause (n) shall not apply to capital expenditures by the Company, which shall be covered by clause (k) above);

                    (o) dispose of any Company Property or, other than for transactions that are in the ordinary course of business or pursuant to Contracts in effect prior to the date of this Agreement, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise), or agree to transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of, any entity, business or, other than in the ordinary course of business, assets; provided, however, that this subsection (o) shall not apply with respect to Intellectual Property that is licensed, cancelled, abandoned or allowed to lapse, expires or is otherwise disposed of in the ordinary course of the Company's or its Subsidiaries' business;

                    (p) other than as expressly required by Material Contracts in effect prior to the date of this Agreement, make any loans, advances or capital contributions to, or investments in, any other Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company);

                    (q) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring or recapitalization of the Company or any of its Subsidiaries;

                    (r) fail to maintain in full force and effect the existing insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses (unless such coverage cannot be maintained on substantially similar terms, in which case the Company shall consult with Parent);

                    (s) voluntarily adopt, renew, terminate, change or increase in any material respect any liability or other obligations of the Company or any of its Subsidiaries under any operating standards, loyalty programs or amenity packages with the franchisors of any of the properties of the Company or its Subsidiaries except as required by Contracts existing as of the date hereof;

                    (t) modify or amend in any material respect or terminate any Contract with an Affiliate of the Company or modify in any material respect any material relationship between the Company and its Affiliates, including the manner in which the Company and its Affiliates own or holds their respective assets;

                    (u) enter into any Contracts for parking arrangement at the Company Properties, which cannot be terminated upon 30 days notice at minimal cost;

                    (v) modify, amend or change any existing Tax Protection Agreement in a manner that would adversely affect the Company, any Subsidiary of the Company or Parent, or enter into any new Tax Protection Agreement; or

                    (w) announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

         Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking, any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including without limitation, making dividend or distribution payments to stockholders of the Company in accordance with this Agreement or otherwise.

               Section 6.02 Conduct of Business by Parent Pending the Merger. Except (a) as otherwise permitted or contemplated by this Agreement, (b) as required in connection with the Financing or (c) as required by Law, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause Merger Sub and each of Parent's other Subsidiaries not to, (i) take any action that would reasonably be expected to prevent or materially delay the consummation of the Merger or the Contemplated Transactions or result in any of the conditions to the Merger not being satisfied, (ii) merge, consolidate or enter into any other business combination transaction with any Person, (iii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent, Merger Sub or any of Parent's other Subsidiaries, or (iv) agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by clauses
(i) through (iii) of this Section 6.02.

                                 ARTICLE VII

                             ADDITIONAL AGREEMENTS

               Section 7.01 Proxy Statement; Other Filings. As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare (in consultation with Parent) and file (the Company shall use commercially reasonable efforts to file within 21 days after the date hereof) with the SEC the preliminary Proxy Statement, and each of the Company and Parent shall, or shall cause their respective affiliates to, prepare and file with the SEC all Other Filings that are required to be filed by such party in connection with the Merger and the Contemplated Transactions. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use commercially reasonable efforts to cause the definitive Proxy Statement to be cleared by the SEC and mailed to the Company's stockholders as promptly as reasonably practicable. The Company shall notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates, officers or directors, shall be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and, to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company or any of its Representatives and the SEC concerning the Proxy Statement.

               Section 7.02 Company Stockholders' Meeting. The Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting"), as promptly as practicable after the date that the Proxy Statement is cleared by the SEC (and shall use commercially reasonable efforts such that the Company Stockholders' Meeting shall initially be set on a date no more than 50 days after the Proxy Statement is so cleared), for the purpose of voting upon the approval of this Agreement, the Merger and the

Contemplated Transactions (the "Company Stockholder Approval"). Except in accordance with Section 7.04(c), none of the Company Board, the Special Committee nor any committee thereof shall (A) withdraw, qualify or modify in a manner adverse to the Parent Parties, or publicly propose to withdraw the Company Board Recommendation (B) authorize, adopt or propose any resolution to withdraw, qualify or modify the Company Board Recommendation in a manner adverse to the Parent Parties, (C) fail to include the Company Board Recommendation in the Proxy Statement or (D) knowingly take any other action or knowingly make any other public statement that is knowingly inconsistent in any material respect with such Company Board Recommendation (any action described in clauses (A) through (D) above, a "Recommendation Withdrawal"). Subject to Section 7.04(c), the Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, the Merger and the Contemplated Transactions and will take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Legal Requirements to obtain such approval. The Company shall keep the Parent Parties updated with respect to proxy solicitation results as reasonably requested by Parent.

               Section 7.03 Access to Information; Confidentiality.

                    (a) Subject to applicable Law and confidentiality agreements, from the date hereof until the Effective Time, promptly following notice from Parent to the Company, the Company shall, and shall cause its Subsidiaries and the officers, directors, employees, auditors and agents of the Company and its Subsidiaries to, afford Parent reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary of the Company. Notwithstanding the foregoing, neither Parent nor any of its representatives shall (i) contact or have any discussions with any of the Company's or any of its Subsidiaries' employees, agents, or representatives, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (ii) contact or have any discussions with any of the property managers, landlords/sublandlords, tenants/subtenants, or licensees or franchisees of the Company or its Subsidiaries, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (iii) damage any property or any portion thereof, or (iv) perform any onsite inspection, procedure or investigation (including any onsite environmental investigation or study) without the prior written consent of the Company; provided, however, Parent agrees to indemnify and hold the Company and its Subsidiaries and Affiliates harmless for any damages, claims, or losses that Parent or its representatives cause in the course of or result directly or indirectly from any inspection, procedure or investigation that Parent or its representatives perform pursuant hereto. Subject to the foregoing, Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct. The Company shall be entitled to have representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law or binding agreement. The Company shall use commercially reasonable efforts to request each company which manages any Company Property to provide information to the Parent Parties concerning such properties, the management thereof and all other matters related thereto.

                    (b) All information obtained by Parent pursuant to this
Section 7.03 and pursuant to the confidentiality agreement, dated February 27, 2007 (the "Confidentiality Agreement"), between Parent and the Company, shall be kept confidential in accordance with the Confidentiality Agreement.

                    (c) No investigation pursuant to this Section 7.03 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

Section 7.04      No Solicitation of Transactions.

                    (a) The Company and its Subsidiaries shall not, directly or indirectly, and shall instruct their respective officers, directors, financial advisors, attorneys and agents ("Company Representatives") not to directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate any inquiries regarding, or the making, submission, reaffirmation or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Company Parties, or provide any access to the books, records or personnel of any of the Company Parties, to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations with any Person in respect of, or otherwise cooperate with respect to, any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, arrangement, understanding, agreement, agreement in principle or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.04(a) by any Company Representative (other than any director of the Company whose Affiliate is, as of the date hereof, a party to a confidentiality agreement with the Company containing terms (including "standstill provisions") materially consistent with the Confidentiality Agreement), whether or not such Person is purporting to act on behalf of any of the Company Parties or otherwise, shall be deemed to be a breach of this Section 7.04(a) by the Company. Notwithstanding the foregoing, from the date hereof and prior to the approval of this Agreement, the Merger and the Contemplated Transactions by the Required Vote, nothing in this Agreement (including this Section 7.04(a)) shall, subject to Section 7.04(b), prohibit the Company from furnishing any information regarding the Company Parties to, or entering into or conducting discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal that is submitted to the Company by such Person during such period (and not withdrawn) if (A) neither the Company nor any Company Representative shall have breached or violated this Section 7.04(a) in any respect that results in such Acquisition Proposal, (B) the Company Board or its Special Committee concludes in good faith, after consultation with the Company's or the Special Committee's outside legal counsel, that failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Legal Requirements, (C) the Company Board or its Special Committee concludes in good faith, after consultation with its legal counsel and financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (D) prior to furnishing any such nonpublic information to such Person, the Company receives from such Person an executed confidentiality agreement containing terms (including "standstill provisions") materially consistent with the Confidentiality Agreement. As promptly as reasonably practicable following the furnishing of information pursuant to this Section 7.04(a), the Company shall provide to Parent any information concerning any of the Company Parties that is furnished to any third Person or its Representatives which was not previously provided to Parent. Notwithstanding anything to the contrary in this Agreement, the provisions of any standstill agreement to which the Company is a party are hereby waived to permit any actions by the parties thereto permitted by the terms of this Section 7.04.

                    (b) From and after the execution of this Agreement, except to the extent that doing so would result in a breach of the duties of the directors of the Company, each of the Company Parties shall promptly, and in any event within forty-eight (48) hours following the initial receipt by it of any Acquisition Proposal, any indication by any Person considering making an Acquisition Proposal, any request for information relating to any of the Company Parties (other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal) or any inquiry or request for discussions or negotiations regarding any Acquisition Proposal which any of the Company Parties or any of their respective Company Representatives may receive after the date hereof, advise Parent orally and in writing of (i) the receipt, directly or indirectly, of any such inquiries, negotiations or proposals relating to any Acquisition Proposal by the Company, (ii) the material terms and conditions of such Acquisition Proposal, indication, inquiry or request, together with a copy thereof (if available) or if not in writing, a written description thereof, (iii) the identity of the Person making such Acquisition Proposal and (iv) the Company's intention to furnish information to, or enter into discussions or negotiations with, such Person. The Company shall keep Parent reasonably informed on a prompt basis as to any material developments regarding any such Acquisition Proposal, indication, inquiry or request. None of the Company Parties shall, after the date hereof, enter into any confidentiality agreement that would prohibit them from providing such information to Parent.

                    (c) The Company Board and the Special Committee may not
(i) withdraw, qualify or modify, in a manner adverse to the Parent Parties, or fail to make, the Company Board Recommendation, (ii) approve, authorize or recommend, or propose publicly or approve, authorize or recommend, an Acquisition Proposal, (iii) authorize or permit the Company to enter into any agreement (an "Acquisition Agreement") contemplating an Acquisition Proposal (other than the confidentiality agreement referred to above) or (iv) permit the Company Parties to take any action to exempt or make not subject to any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Legal Requirements or any "excess share" or similar ownership limitation provisions (including the Ownership Limitation) applicable to the Company, any Person (other than the Parent Parties and their respective Affiliates) or any action taken by any such Person, which Person or action would have otherwise have been subject to the restrictive provisions thereof and/or not exempt therefrom. Notwithstanding anything to the contrary herein, at any time prior to the earlier of the Required Vote and the termination of this Agreement pursuant to
Article IX, the Company Board or its Special Committee may take one or more of the actions described in the preceding clauses (i) - (iv) in response to a Superior Proposal if the Company Board or its Special Committee concludes in good faith, after consultation with the Company's (or the Special Committee's, as applicable) outside legal counsel, that failure to take such action would be inconsistent with the duties of the members of the Company Board to the Company's stockholders under applicable Legal Requirements, but only after following the Superior Proposal Termination Procedures.

                    (d) Until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, the Company shall immediately (i) request that all confidential information previously furnished to any third party be returned promptly and (ii) deny access to any data room containing any such information to any third party (other than the Parent Parties and their respective Representatives), in each case, subject to the Company's rights and obligations in Section 7.04(a).

(e) Nothing contained in this Agreement shall prevent the Company or the Company Board from making any "stop-look-and-listen" communication or from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders) or from making any legally required disclosure to stockholders.

               Section 7.05 Employee Benefits Matters.

                    (a) From and after the Effective Time, the Surviving Entity shall assume in accordance with their terms the Company's obligations under all employment, severance and termination plans, arrangements, programs, policies, and agreements (including change-in-control provisions) of employees or independent contractors of the Company and its Subsidiaries, in each case existing immediately prior to the execution of this Agreement. Copies of agreements with the Company's President, Chief Financial Officer and Senior Vice President - Acquisitions (the "Executive Officers") setting forth certain of such obligations are attached to Section 7.05 of the Disclosure Schedule. As of the Effective Time, the Company will enter into escrow agreements, substantially in the form attached to Section 7.05 of the Disclosure Schedule, with an escrow agent and with each such Executive Officer, which shall be used to fund payments which become due to the Executive Officers as the result of a change in control, and the Company shall deposit all such amounts set forth in
Section 7.05 of the Disclosure Schedule to the escrow funds established pursuant to such escrow agreements, subject to the terms thereof. Such escrow agreements shall be binding upon the Surviving Entity.

                    (b) For a period of not less than eighteen (18) months after the Closing Date, for each employee of the Company or any of its Subsidiaries (collectively, the "Company Employees") who remains an employee of the Surviving Entity or its successors or assigns or any of their subsidiaries (collectively, the "Continuing Employees"), Parent shall or shall cause the Surviving Entity to provide terms and conditions, compensation and benefits (including group health, life, disability, bonus and severance plans) that are not less favorable in the aggregate to such employee and the employee's dependents and beneficiaries, as appropriate, as the Company or such Subsidiary of the Company provided to such employee immediately prior to the Closing Date. To the extent a Continuing Employee becomes eligible to participate in an employee benefit plan, program, or arrangement maintained by Parent or its Subsidiaries (each, a "Parent Plan"), such Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Closing Date under such Parent Plan to the same extent as such employee was entitled, before the Closing Date, to credit for such service under the respective Plan (except to the extent such credit would result in the duplication of benefits). In addition, with respect to each Parent Plan providing medical or health benefits in which Continuing Employees become eligible to participate, during the calendar year that includes the Closing Date, each Continuing Employee shall be given credit for amounts paid by the employee under the respective Plan for purposes of applying deductibles, co-payments and out of pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such Parent Plan. To the extent applicable, nothing in this section shall modify any Continuing Employee's status as an at-will employee.

                    (c) Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Company Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section 16.

                    (d) Prior to the Effective Time, the Company Board shall take such actions as are necessary to terminate the Company's 2005 Deferred Compensation Plan for Non-Employee Directors. Such action shall be contingent upon, and effective as of, the Effective Time.

                    (e) The provisions of this Section 7.05 shall survive the Closing and are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or to give to any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.05) under or by reason of any provision of this Agreement. Nothing in this
Section 7.05 is intended as or shall be construed to be an amendment to any Plan.

               Section 7.06 Directors' and Officers' Indemnification and Insurance.

                    (a) Without limiting any additional rights that any director or officer may have under any employment or indemnification agreement or under the Company Charter, the Company Bylaws, the Operating Partnership Agreement or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company's Subsidiaries, from and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Entity, jointly and severally, shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the date of the Effective Time serving as a director or officer of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within ten (10) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security). The indemnification and advancement obligations of Parent and the Surviving Entity pursuant to this Section 7.06(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the Contemplated Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. As used in this Section 7.06(a): (x) the term "Claim" means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other person, that any Indemnified Party in good faith believes might lead to the institution of any Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of the Company, or any of its Subsidiaries at or prior to the Effective Time; and (y) the term "Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.06(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

                    (b) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Company's Subsidiaries) and indemnification agreements of the Company or any of its Subsidiaries shall be assumed by the Surviving Entity in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                    (c) For a period of six (6) years from the Effective Time, the charter and bylaws of the Surviving Entity shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the

Company Charter and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification shall be required by Law and then only to the minimum extent required by Law.

                    (d) Parent shall, or shall cause the Surviving Entity to, maintain for a period of six (6) years following the Effective Time policies of directors' and officers' liability insurance with coverage substantially equivalent to the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured from carriers with the same or better rating as the carrier of such insurances as of the date of this Agreement, provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the Merger and the Contemplated Transactions. The provisions of this Section 7.06(d) shall be deemed to have been satisfied if prepaid "tail" policies have been obtained by the Surviving Entity for purposes of this
Section 7.06 from carriers with the same or better rating as the carrier of such insurances as of the date of this Agreement, which policies provide such directors and officers with the coverage described in this Section 7.06(d) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the Merger and the Contemplated Transactions. Notwithstanding anything in this Agreement to the contrary, in no event shall Parent or the Surviving Entity be required under this Section 7.06(d) to expend annually in excess of two hundred and fifty percent (250%) of the annual premium currently paid by the Company under the Company's current directors' and officers' insurance policy (the "Insurance Amount"); provided, further, however, that if the premium of such insurance coverage exceeds the Insurance Amount, the Company shall be obligated to obtain, and Parent or the Surviving Entity shall be obligated to maintain, a policy with the greatest coverage available for a cost not exceeding the Insurance Amount. Parent shall pay or cause Surviving Entity to pay for all premiums under the tail or run-off insurance policies and directors' and officers' insurance and indemnification policies contemplated by this Section 7.06(d) not exceeding the Insurance Amount.

                    (e) If the Surviving Entity or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity assume the obligations set forth in this
Section 7.06.

                    (f) Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 7.06.

                    (g) This Section 7.06 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and shall be binding on the Surviving Entity and its successors and assigns. In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Entity assume and honor the obligations set forth in this Section 7.06.

               Section 7.07 Further Action; Reasonable Best Efforts.

                    (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to this Agreement and the Merger, if required, and (ii) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, including using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Merger and the Contemplated Transactions and to fulfill the conditions to the Merger, including (x) consents set forth in Section 4.05(a) of the Disclosure Schedule, and (y) consents required to prevent, individually or in the aggregate, a Company Material Adverse Effect from occurring prior to the Effective Time. Any costs or expenses in connection with obtaining any consent referred to in the prior sentence shall be the responsibility of the Parent Parties, except for costs or expenses in connection with a consent referred to in clause (y), which shall be the responsibility of the Company.

                    (b) The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.07(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and, to the extent practicable, neither of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Merger and the Contemplated Transactions. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority.

                    (c) Each of the parties hereto agrees to cooperate and use its reasonable best efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

                    (d) The Company Parties, at the expense of the Parent Parties (which shall be paid or reimbursed promptly upon request by the Company Parties), shall assist (i) with the defeasance by the Parent Parties of existing loans of the Company Parties (to the extent defeasance is permitted thereunder), (ii) the Parent Parties in the assumption of any of loans of the Company Parties which are not subject to defeasance, and (iii) with the assignment of permits and licenses and obtaining estoppels with respect to real property of the Company Parties.

               Section 7.08 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the Merger and the Contemplated Transactions (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares and holders of Existing Units, all Transfer Taxes.

               Section 7.09 Public Announcements. The parties hereto agree that no public release or announcement concerning the Merger or the Contemplated Transactions shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

               Section 7.10 Financing.

                    (a) Parent shall use its reasonable best efforts to arrange and consummate the Financing on the terms and conditions described in the Commitment Letter (provided that the Parent Parties may replace or amend the Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Commitment Letter as of the date hereof, or otherwise so long as the terms would not reasonably be expected to adversely impact the ability of the Parent Parties to consummate the Merger and the Contemplated Transactions or the likelihood of consummation of the Merger and the Contemplated Transactions or delay the Closing), including (i) satisfying on a timely basis all terms, covenants and conditions set forth in the Commitment Letter; (ii) entering into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letter; (iii) enforcing its rights under the Commitment Letter; and
(iv) consummating the Financing at or prior to Closing. Parent will furnish correct and complete copies of all such definitive agreements to the Company promptly upon their execution.

                    (b) Parent shall keep the Company informed with respect to all material activity concerning the status of the Financing contemplated by the Commitment Letter and shall give the Company prompt notice of any material change with respect to such Financing. Without limiting the foregoing, Parent agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time prior to the Closing Date (i) the Commitment Letter shall expire or be terminated for any reason, or (ii) any financing source that is a party to the Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent on the terms set forth therein. Parent shall not amend or alter, or agree to amend or alter, the Commitment Letter in any manner that would materially impair, delay or prevent the Merger or the Contemplated Transactions without the prior written consent of the Company, and shall provide the Company promptly (and in any event within 24 hours) with any amendments or alterations to the Commitment Letter.

                    (c) If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter or the Commitment Letter shall be terminated for any reason, Parent shall use its commercially reasonable efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the Merger and the Contemplated Transactions and shall use its commercially reasonable efforts to obtain, and will provide the Company with a copy of, a new financing commitment that provides for at least the same amount of financing as such Commitment Letter as originally issued and on terms and conditions (including termination rights and funding conditions) no less favorable to Parent or Merger Sub than those included in such Commitment Letter.

               Section 7.11 Stockholder and Limited Partner Litigation. In case of any stockholder litigation against the Company and/or its directors or limited partner litigation against the Operating Partnership and/or the Company, as its general partner, in each case, relating to the Merger or the Contemplated Transactions, the Company Parties and/or counsel(s) selected by such directors or the Company will control the defense of any such litigation; provided that the Company Parties shall (a) promptly notify (and thereafter keep apprised of any material development relating thereto) the Parent Parties of any such stockholder or limited partner litigation, (b) provide the Parent Parties and their outside counsel with the opportunity to participate in the defense of any such stockholder or limited partner litigation, including by providing copies of any pleadings or motions to be filed by the Company Parties and/or the directors of the Company reasonably in advance of any planned filing thereof, and considering in good faith any comments or recommendations with respect thereto by the Parent Parties and their outside counsel and by otherwise consulting with and considering in good faith any comments or recommendations of the Parent Parties and their outside counsel in connection therewith; provided, however, that counsel to the Company or such directors shall make any ultimate decision based on the best interests of the Company or such directors as applicable, and (c) not settle, compromise or otherwise resolve any such stockholder or limited partner litigation brought prior to Closing without the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed; provided, that it shall not be unreasonable for Parent to withhold such consent if such settlement, compromise or resolution does not include a release of the Company Parties and the Parent Parties and their respective Representatives and Affiliates, in a form reasonably satisfactory to Parent, in the event the Company must contribute to such settlement, separate and apart from any amounts contributed by the Company's insurers, an amount greater than the amount set forth in
Section 7.11 of the Disclosure Schedule; provided, however, that no Person shall be required to provide access to or to disclose information where such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege of any such Person.

               Section 7.12 Fees and Expenses. The Surviving Entity shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article III, and Parent shall, to the extent necessary, reimburse the Surviving Entity for such charges and expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with the Merger, this Agreement and the Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. The filing fees for the premerger notification and report forms under the HSR Act, if any, shall be shared 50% by the Parent Parties and 50% by the Company Parties.

               Section 7.13 State Takeover Laws. If any "fair price," "moratorium" or "control share acquisition" statute or other similar anti-takeover statute or regulation enacted under state Laws in the United States is or shall become applicable to the Merger or the Contemplated Transactions, the Parent Parties and the Company and their respective boards of directors shall, subject to Section 7.04, use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the Merger and the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the Merger and the Contemplated Transactions.

               Section 7.14 Notification of Certain Matters. Subject to applicable Laws and the instructions of any Governmental Entity, each of the Company Parties and the Parent Parties shall keep the other apprised of the status of matters relating to completion of the Merger and the Contemplated Transactions, including promptly furnishing the other with copies of notices or other communications received by the Parent Parties or the Company, as the case may be, or any of its Subsidiaries, from any third Person and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Subject to applicable Laws and the instructions of any Governmental Entity, neither the Company nor any Parent Party shall permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

               Section 7.15 Resignations. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of those directors of the Company or any Subsidiary designated by Parent to the Company in writing at least five Business Days prior to the Closing.

               Section 7.16 Puerto Rico Casino. The Company shall implement its undertakings set forth in Section 6.01 of Disclosure Schedule with respect to the casino in the Company Property located in Puerto Rico.

                                 ARTICLE VIII

                           CONDITIONS TO THE MERGER

               Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, the Operating Partnership, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing of the following conditions:

                    (a) The Required Vote shall have been obtained.

                    (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any approval of a Governmental Authority required thereunder shall have been obtained.

                    (c) No Governmental Authority in the United States or Puerto Rico shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and makes consummation of the Merger illegal or prohibits consummation of the Merger; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts to prevent the entry of any such injunction or order, including taking such action as is required to comply with Section 7.07, and to appeal as promptly as possible any injunction or other order that may be entered.

               Section 8.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing of the following additional conditions:

                    (a) (i) Other than with respect to Sections 4.03, 4.04 and 4.23, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Company Material Adverse Effect), and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) the representations and warranties set forth in Sections 4.03, 4.04 and 4.23 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation or warranty relates to any earlier date, in which case such representation or warranty shall be true and correct as of such date).

                    (b) The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

                    (c) The Company shall have delivered to Parent a certificate, dated the date of the Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in
Section 8.02(a) and 8.02(b).

                    (d) Since the date of this Agreement, there shall not have been any Company Material Adverse Effect that has occurred and is continuing. Parent shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company certifying as to the satisfaction of the conditions specified in the preceding sentence.

                    (e) Parent shall have received a tax opinion of DLA Piper US LLP, or other counsel to the Company reasonably satisfactory to Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code commencing with the Company's taxable year ended December 31, 2004 through and including the taxable year ending on the Closing Date. Such opinion shall be based, in part, on the customary assumptions and customary factual representations of the Company and its Subsidiaries.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

                    (a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Parent Material Adverse Effect), and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date).

                    (b) Parent shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

                    (c) Parent shall have delivered to the Company a certificate, dated the date of the Effective Time, signed by an officer of the Parent and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).


                                  ARTICLE IX

                            TERMINATION AND WAIVER

               Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Company Board and the board of directors of Parent, and whether before or after the Company Stockholder Approval, as follows (the date of any such termination, the "Termination Date"):

                    (a) by mutual written consent of Parent and the Company;

                    (b) by either Parent or the Company if the Effective Time shall not have occurred on or before October 1, 2007 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this
Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement or other breach under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date;

                    (c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and makes consummation of the Merger illegal or otherwise prohibits consummation of the Merger ("Governmental Order"); provided, however, that the terms of this Section 9.01(c) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order and to have such Governmental Order vacated or made inapplicable to the Merger, as applicable;

                    (d) by Parent if each of it and Merger Sub is not in material breach of its obligations under this Agreement, (i) if any of the representations and warranties of the Company Parties herein shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.02(a) would be incapable of being satisfied, (ii) if any of the Company Parties' representations and warranties herein become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.02(a) would be incapable of being satisfied or (iii) any of the covenants of the Company Parties contained in this Agreement shall have been breached by any of the Company Parties, such that the condition set forth in Section 8.02(b) would be incapable of being satisfied, and, in each case, to the extent curable, the inaccuracy or breach shall not have been cured within thirty (30) days after notice by Parent to the Company pursuant to this Section 9.01(d);

                    (e) by the Company if each of the Company and the Operating Partnership is not in material breach of its obligations under this Agreement, (i) if any of the representations and warranties of the Parent Parties herein shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.03(a) would be incapable of being satisfied, (ii) if any of the representations and warranties of the Parent Parties herein shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.03(a) would be incapable of being satisfied or (iii) if any of the covenants of the Parent Parties herein contained in this Agreement shall have been breached by any of the Parent Parties such that the condition set forth in Section 8.03(b) would be incapable of being satisfied, and, in each case, to the extent curable, the inaccuracy or breach shall not have been cured within thirty (30) days after notice by the Company to Parent pursuant to this Section 9.01(e);

                    (f) by either Parent or the Company, by notice to the other if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, and approve the Merger and the Contemplated Transactions and (ii) this Agreement shall not have been adopted and the Merger and the Contemplated Transactions shall not have been approved at such Company Stockholders' Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Vote;

                    (g) by Parent, by notice to the Company if a Company Triggering Event shall have occurred; or

                    (h) by the Company, prior to the adoption and approval of this Agreement, the Merger and the Contemplated Transactions by the Required Vote and if the Company has not breached or violated Section 7.04 in any material respect, if the Company Board and the Special Committee have concluded in good faith, after consultation with the Company's (or the Special Committee's, as applicable) outside legal and financial advisors, that an unsolicited Acquisition Proposal is a Superior Proposal and a Recommendation Withdrawal has been made and the Company Board and the Special Committee have authorized, approved or recommended, subject to the Superior Proposal Termination Procedures, the entering into of an Acquisition Agreement for a Superior Proposal but only if (i) after providing a written Superior Proposal Notice to Parent, (ii) in light of such Superior Proposal a majority of the disinterested directors of the Company Board and the Special Committee shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw, qualify or modify the Company Board Recommendation would be inconsistent with the duties of the members of the Company Board to the Company's shareholders under applicable Legal Requirements, (iii) the Company shall have promptly notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three (3) Business Days following receipt by Parent of the Superior Proposal Notice, and taking into account any revised proposal made by Parent following receipt of the Superior Proposal Notice, a majority of the disinterested directors of the Company Board and the Special Committee has concluded such Superior Proposal remains a Superior Proposal and has again made the determinations referred to in clause
(ii) above (the steps in clauses (i) through (iv) above, the "Superior Proposal Termination Procedures"), and (v) the Company has paid the Company Termination Fee pursuant to Section 9.03(a)(i) simultaneously with such termination (any purported termination pursuant to this Section 9.01(h) shall be void and of no force or effect unless the Company shall have made such payment).

               Section 9.02 Effect of Termination. In the event of the termination of this Agreement as provided in Article IX, this Agreement shall forthwith become void and be of no further force or effect and the Merger and the Contemplated Transactions shall be abandoned without further action by any of the parties hereto without any further liability or obligation on the part of any party hereto or its respective Affiliates; provided, however, that (i) this Section 9.02, Section 9.03 and Article X shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any of its representations or warranties or any willful breach of any of its covenants or other provision agreements contained in this Agreement prior to such termination.

               Section 9.03 Fees and Expenses.

                    (a) Except as set forth in Section 7.12 and in this
Section 9.03, all fees and expenses incurred in connection with this Agreement, the Merger and any of the Contemplated Transactions (including fees and expenses payable to Representatives) shall be paid by the party hereto incurring such fees and expenses, whether or not the Contemplated Transactions are consummated; provided, however, that:

                         (i) if this Agreement is terminated by (A) Parent
pursuant to Section 9.01(d)(i), Section 9.01(d)(iii) or Section 9.01(g) or (B) the Company pursuant to Section 9.01(h), then the Company shall pay to Parent in accordance with Section 9.03(b), in the case of a termination pursuant to clause (A) above, as promptly as practicable following such termination (and, in any event, within two (2) Business Days following such termination), and in the case of a termination pursuant to clause (B) above, at or prior to the time of, and as a condition to the effectiveness of, such termination, in each case, an amount equal to the Company Termination Fee;

                         (ii) if this Agreement is terminated by (A) Parent
pursuant to Section 9.01(f) or (B) the Company pursuant to Section 9.01(f), then the Company shall pay to Parent in accordance with Section 9.03(b) the Parent Expenses promptly following receipt of an invoice therefor, together with a documented itemization setting forth in reasonable detail all of the Parent Expenses for which the Buyer Parties are seeking reimbursement, provided that if (A) prior to such termination, an Acquisition Proposal shall have been made to the Company Parties or publicly announced prior to such termination date, and for purposes of this Section 9.03(a)(ii), "50%" shall be substituted for "20%" in the definition of Acquisition Proposal, and (B) concurrently with the termination of this Agreement or within twelve (12) months thereafter, the Company enters into an Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then the Company shall pay to Parent in accordance with Section 9.03(b), on the earlier of the date that the Company enters into the Acquisition Agreement or such Acquisition Proposal is consummated, an amount equal to the Company Termination Fee less all Parent Expenses previously paid;

                         (iii) if this Agreement is terminated by Parent or
the Company pursuant to Section 9.01(b), and (A) an Acquisition Proposal shall have been made to the Company Parties or publicly announced prior to such termination date, and for purposes of this Section 9.03(a)(iii), "50%" shall be substituted for "20%" in the definition of Acquisition Proposal, and (B) concurrently with the termination of this Agreement or within twelve (12) months thereafter, the Company enters into an Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then the Company shall pay to Parent in accordance with Section 9.03(b), on the earlier of the date that the Company enters into the Acquisition Agreement or such Acquisition Proposal is consummated, an amount equal to the Company Termination Fee; and

                         (iv) if this Agreement is terminated by Parent
pursuant to Section 9.01(d)(ii), then (A) Parent and Merger Sub shall collectively pay the Company the Company Expenses promptly following receipt of an invoice therefor, together with a documented itemization setting forth in reasonable detail all of the Company Expenses for which the Company Parties are seeking reimbursement and (B) the Company shall pay to Parent in accordance with Section 9.03(b) the Parent Expenses promptly following receipt of an invoice therefor, together with a documented itemization setting forth in reasonable detail all of the Parent Expenses for which the Buyer Parties are seeking reimbursement, provided that if (A) prior to such termination, an Acquisition Proposal shall have been made to the Company Parties or publicly announced prior to such termination date, and for purposes of this Section 9.03(a)(iv), "50%" shall be substituted for "20%" in the definition of Acquisition Proposal, and (B) concurrently with the termination of this Agreement or within twelve (12) months thereafter, the Company enters into an Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then the Company shall pay to Parent in accordance with Section 9.03(b), on the earlier of the date that the Company enters into the Acquisition



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


Agreement or such Acquisition Proposal is consummated, an amount equal to the Company Termination Fee less the Net Parent Expenses; provided however that if this Agreement is terminated by Parent pursuant to Section 9.01(d)(ii) and the Company has taken any action, or failed to take any commercially reasonable action, that has caused any representations or warranties of either of the Company Parties to become inaccurate such that the condition set forth in
Section 8.02(a) is incapable of being satisfied, then Parent shall not be required to pay the Company Expenses to the Company and the Company shall pay to Parent in accordance with Section 9.03(b), as promptly as practicable following the termination of this Agreement (and, in any event, within two (2) Business Days following such termination), the Company Termination Fee.

                         (v) if this Agreement is terminated by the Company
pursuant to Section 9.01(e), including as a result of a breach by either Parent or Merger Sub of its respective obligations to effect the Closing pursuant to Section 2.04 and satisfy its obligations under Article III, including depositing (or causing to be deposited) with the Paying Agent sufficient funds to make all payments necessary pursuant to Section 3.03, then Parent and Merger Sub shall collectively pay to the Company or as directed by the Company (A) the Company Expenses promptly following receipt of an invoice therefor, together with a documented itemization setting forth in reasonable detail all of the Company Expenses for which the Company Parties are seeking reimbursement and (B) the Reverse Termination Fee as promptly as possible (but in any event within three Business Days) following termination of this Agreement.

                    (b) In the event that the Company is required to pay the Company Termination Fee or the Parent Expenses, in each case, such amount shall be paid by the Company by wire transfer of cash in immediately available funds to a bank account of Parent or its designee(s) as directed at least one
(1) Business Day prior to the relevant date of such payment by Parent in writing to the Company.

                    (c) The parties hereto agree and understand that in no event shall the Company be required to pay the Company Termination Fee and the Parent Expenses on more than one occasion and that the Parent and Merger Sub shall not be required to pay the Reverse Termination Fee and the Company Expenses on more than one occasion. The parties hereto acknowledge that the agreements contained in this Section 9.03 are an integral part of the Contemplated Transactions, and that, without these agreements, the parties hereto would not enter into this Agreement. In the event any party hereto is required to file suit to seek all or portion of the amounts payable under this
Section 9.03, and such party hereto prevails in such litigation, such party hereto shall be awarded to all reasonable expenses, including reasonable attorneys' fees and expenses, that it has incurred in enforcing its rights under this Section 9.03.

                    (d) For purposes of this Agreement, the term "Parent Expenses" shall mean the aggregate amount of the fees and expenses (including all reasonable attorneys' fees, accountants' fees, financial advisory fees, investment banking fees, commitment fees, costs and expenses related to interest rate hedges, filing fees and printing and mailing expenses, filing fees under the HSR Act, expenses incurred by Parent Parties in connection with any application, filing, consents relating directly or indirectly to the closing of the Merger and the Contemplated Transactions, including consents, waivers and approvals relating to franchisors, defeasance



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


or assumption of indebtedness or approvals of any Governmental Authority) that have been paid or that become payable by or on behalf of the Parent Parties in connection with the preparation, negotiation and enforcement of this Agreement and otherwise in connection with the Merger and the Contemplated Transactions, provided that the amount of Parent Expenses payable by the Company shall not exceed $10,000,000 in the aggregate. For purposes of this Agreement, the term "Company Expenses" shall mean the aggregate amount of money expended by the Company at the direction of Parent (i) in connection with the Company's obligations under Section 7.16 and (ii) pursuant to Section 7.07(d). For purposes of this Agreement, the term "Net Parent Expenses" shall mean the Parent Expenses less the Company Expenses; provided that to the extent such calculation results in a negative amount, Net Parent Expenses shall be zero.

                    (e) The Company shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement to Parent, or its assignee hereunder, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Parent, or its assignee hereunder, in respect of which such deduction and withholding was made by the Company.

               Section 9.04 Waiver. At any time prior to the Effective Time, the Company (by action of the Special Committee or, if the Special Committee no longer exists, the Company Board) on the one hand, and Parent, on the other hand, may (a) extend the time for the performance of any obligation or other act of the Parent Parties or the Company Parties, as the case may be, (b) waive any inaccuracy in the representations and warranties of the Parent Parties or the Company Parties, as the case may be, contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the Parent Parties or the Company Parties, as the case may be, or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

               Section 9.05 Payment by Parent. In the event that Parent and Merger Sub are obligated to pay any payments to the Company pursuant to this Agreement (the "Parent Payment"), Parent and Merger Sub shall pay to the Company, from the Parent Payment deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Payment and
(ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(I) of the Code ("Qualifying Income"), as determined by the Company's independent public accountants, plus (B) in the event the Company receives either (x) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described below in this Section 9.05 (but in any case not to increase the amount of the Parent Payment) or (y) an opinion from the Company's outside counsel as described below in this Section 9.05, an amount equal to the Parent Payment less the amount payable under clause (A) above. To secure Parent's and Merger Sub's obligation to pay these amounts, Parent and Merger Sub shall deposit into escrow an amount in cash equal to the Parent Payment with an



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


escrow agent selected by Parent and on such terms (subject to this Section 9.05) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Parent Payment pursuant to this Section 9.05 shall be made at the time Parent and Merger Sub are obligated to pay the Company such amount by wire transfer. The escrow agreement shall provide that the Parent Payment in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Payment to the Company. Parent agrees to amend this Section 9.05 at the reasonable request of the Company in order to (i) maximize the portion of the Parent Payment that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve the Company's chances of securing a favorable ruling described in this Section
9.05 or (iii) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.05. The escrow agreement shall also provide that any portion of the Parent Payment held in escrow for five (5) years shall be released by the escrow agent to Parent. Parent and Merger Sub shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement. In the event that Parent or Merger Sub is required to pay the Parent Payment pursuant to a termination of this Agreement, such amount shall be paid into escrow as provided in this Section 9.05 as promptly as practicable following such termination, but in no event more than two (2) Business Days following such termination.


                                  ARTICLE X

                              GENERAL PROVISIONS

               Section 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time.

               Section 10.02 Non-Survival of Certain Covenants. The covenants to be performed prior to or at the Closing shall terminate at the Closing.

               Section 10.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or by



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


registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses listed below (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.03); provided, if notice shall be delivered by facsimile on a day other than a Business Day, such notice shall be effective as of the first Business Day following delivery of such notice:

         if to Parent or Merger Sub:

                         Apollo Real Estate Investment Fund V, L.P.
                         2 Manhattanville Road
                         Purchase, New York 10577
                         Facsimile No.: (914) 694-6503
                         Attention: Stuart Koenig

                         and

                         Apollo Real Estate Investment Fund V, L.P.
                         Time Warner Center,
                         60 Columbus Circle, 20th Floor
                         New York, NY  10023
                         Facsimile No.: (212) 515-3280
                         Attention: Randy Torres

                         and

                         AIMCAP
                         c/o JF Capital Advisors, LLC
                         230 Park Avenue, 10th Floor
                         New York, N.Y. 10169
                         Facsimile No.: (917) 591-4373
                         Attention: E. Jonathan Falik

         with a copy (which shall not constitute notice) to:

                         Akin, Gump, Strauss, Hauer & Feld LLP
                         1111 Louisiana Street, 44th Floor
                         Houston, TX 77002
                         Facsimile No:  (713) 236-0822
                         Attention:  Michael E. Dillard, P.C.

                         and

                         Akin, Gump, Strauss, Hauer & Feld LLP
                         1700 Pacific Avenue, Suite 4100
                         Dallas, TX 75201
                         Facsimile No: (214) 969-4343
                         Attention: Carl B. Lee


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


         for purposes of requests, for consent by the Company under Section
6.01 (addressees listed below, the "Parent Consent Addressees"):

                         Apollo Real Estate Investment Fund V, L.P.
                         2 Manhattanville Road, Suite 203
                         Purchase, New York 10577
                         Facsimile No.: 914-694-6503
                         Attention: Stuart Koenig

                         and

                         Apollo Real Estate Investment Fund V, L.P.
                         Time Warner Center,
                         60 Columbus Circle, 20th Floor
                         New York, NY  10023
                         Facsimile No.: 212-515-3280
                         Attention: Randy Torres

                         and

                         AIMCAP
                         c/o JF Capital Advisors, LLC
                         230 Park Avenue, 10th floor
                         New York, N.Y. 10169
                         Facsimile No.: (917) 591-4373
                         Attention: E. Jonathan Falik

                         and

                         Akin, Gump, Strauss, Hauer & Feld LLP
                         1111 Louisiana Street, 44th Floor
                         Houston, TX 77002
                         Facsimile No:  (713) 236-0822
                         Attention:  Michael E. Dillard, P.C.

                         and

                         Akin, Gump, Strauss, Hauer & Feld LLP
                         1700 Pacific Avenue, Suite 4100
                         Dallas, TX 75201
                         Facsimile No: (214) 969-4343
                         Attention: Carl B. Lee, Esq.

         if to the Company or the Operating Partnership:

                         Eagle Hospitality Properties Trust, Inc.

                         100 E. RiverCenter Blvd., Suite 480
                         Covington, KY 41011
                         Facsimile No: (859) 581-4650
                         Attention: J. William Blackham

         with a copy (which shall not constitute notice) to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         300 South Grand Avenue, 34th Floor
                         Los Angeles, CA 90071
                         Facsimile No:  (213) 687-5600
                         Attention:  Jerome L. Coben, Esq.

                         and

                         Dinsmore & Shohl LLP
                         255 East 5th Street, Suite 1900
                         Cincinnati, OH 45202
                         Facsimile No:  (513) 977-8141
                         Attention:  George H. Vincent, Esq.


               Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger or the Contemplated Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger and the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

               Section 10.05 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) or, as to the Company, by the Special Committee, or, if the Special Committee no longer exists, by the Company Board at any time prior to the Effective Time; provided, however, that, after Company Stockholder Approval, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               Section 10.06 Entire Agreement; Assignment. This Agreement, the Guaranty and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or



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otherwise), except that each of the Parent Parties may assign all or any of its rights and obligations hereunder to any of their respective Affiliates; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations or delay the Closing and provided, further, that such assignment would not reasonably be expected to adversely impact the ability of the Parent Parties to consummate the Merger and the Contemplated Transactions or the likelihood of consummation of the Merger and the Contemplated Transactions or delay the Closing.

               Section 10.07 Enforcement of Agreement.

                    (a) Notwithstanding any other provision of this Agreement, the Company's right to terminate and receive payment of the Reverse Termination Fee and the Company Expenses pursuant to Section 9.03(a)(v) and the amounts payable pursuant to Section 9.03(c), Section 9.03(a)(iv), Section 7.03(a) and Section 7.07(d) shall be the sole and exclusive remedy against Parent, Merger Sub and any of their respective Affiliates, stockholders, partners, members, directors, officer or agents. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 10.07(a); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by the Parent Parties of or enforce their compliance with Section 7.03(b) and Section 7.09. The Company agrees that, to the extent it or its Subsidiaries have incurred losses or damages in connection with this Agreement, prior to the Effective Time, (i) the maximum aggregate liability of the Parent Parties and the Guarantor for such losses or damages shall be limited to the amount set forth in the Guaranty and (ii) the maximum liability of the Guarantor, directly or indirectly, shall be limited to the obligations of such Guarantor under the Guaranty. Upon payment of the Reverse Termination Fee and the Company Expense pursuant to Section 9.03(a)(v) and the amounts payable pursuant to Section 9.03(c), Section 9.03(a)(iv),
Section 7.03(a) and Section 7.07(d), none of Parent and Merger Sub or any of their respective Affiliates, stockholders, partners, members, directors, officer or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

                    (b) Notwithstanding any other provision of this Agreement, Parent's and Merger Sub's right to terminate this Agreement and receive, as applicable, the payment of the Company Termination Fee, Parent Expense and/or Net Parent Expenses pursuant to Section 9.01(h), Section 9.03(a)(i), Section 9.03(a)(ii), Section 9.03(a)(iii) and Section 9.03(a)(iv) and the amounts payable pursuant to Section 9.03(c), shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective Affiliates, stockholders, partners, members, directors, officer or agents; provided, that the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company or in accordance with the terms hereof or were otherwise breached and that, prior to the termination of this Agreement pursuant to Section 9.01, the Parent Parties shall be entitled to specific performance of the terms and provisions of this Agreement or an injunction to prevent any breach of this Agreement, in addition to any other remedy at law or equity. Whether or not Parent or Merger Sub seeks specific performance pursuant to the foregoing provisions or otherwise, in no event shall Parent or Merger Sub be entitled to damages



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in excess of the Company Termination Fee. Upon payment, as applicable, of the
Company Termination. Parent Expenses and/or Net Parent Expenses pursuant to
Section 9.01(h), Section 9.03(a)(i), Section 9.03(a)(ii), Section 9.03(a)(iii) and Section 9.03(a)(iv) and the amounts payable pursuant to Section 9.03(c), none of the Company and its Subsidiaries or any of their respective Affiliates, stockholders, partners, members, directors, officer or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 10.07(a); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by the Parent Parties of or enforce their compliance with Section 7.03(b) and Section 7.09.

               Section 10.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 7.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

               Section 10.09 Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts between residents of that State and executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. The parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of any federal or state court within Baltimore County, Maryland, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger or the Contemplated Transactions may not be enforced in or by any federal or state court within Baltimore County, Maryland.

               Section 10.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               Section 10.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER OR THE CONTEMPLATED TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT



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OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT
SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE MERGER AND THE CONTEMPLATED TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.




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






         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                            AP AIMCAP HOLDINGS LLC


                            By: /s/ Stuart Koenig
                               ------------------------------------------------
                            Title: Stuart Koenig, Authorized Representative


                            AP AIMCAP CORPORATION


                            By: /s/ Stuart Koenig
                               ------------------------------------------------
                            Title: Stuart Koenig, President


                            EAGLE HOSPITALITY PROPERTIES TRUST, INC.


                            By: /s/ J. William Blackham
                               ------------------------------------------------
                            Title: President and Chief Executive Officer
                                  ---------------------------------------------


                            EHP OPERATING PARTNERSHIP, L.P.
                            By: EAGLE HOSPITALITY PROPERTIES TRUST, INC. Its sole general partner


                            By:  /s/ J. William Blackham
                               ------------------------------------------------
                            Title: President and Chief Executive Officer
                                  ---------------------------------------------



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